UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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CDW CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CDW

Make amazing happen.

Notice of 2024 Annual Meeting of Stockholders and Proxy Statement

“ With steadfast execution of our customer centric strategy, we are more important than ever to our customers as we help them harness the power of technology to make amazing happen. ”

Dear Fellow Stockholder,

The pace and proliferation of technology change is accelerating at an unprecedented rate. Technology is more complex, and more interconnected with levels of choice and complexity not seen before. And that is where our value proposition really shines. We help our customers cut through complexity to maximize their return on technology investments. With steadfast execution of our customer centric strategy, we are more important than ever to our customers as we help them harness the power of technology to make amazing happen.

As we move into 2024, IT market conditions remain complex. Geopolitical tensions continue to grow and macroeconomic conditions remain unsettled. While we do not know what the market will ultimately look like in 2024, there are two things we know for sure – technology will continue to be a critical driver of outcomes and CDW will be there for our customers wherever their priorities lie.

Annual Meeting Invitation

On behalf of our Board of Directors, I would like to invite you to CDW’s 2024 Annual Meeting of Stockholders. The meeting will be held virtually on Tuesday, May 21, 2024, at 7:30 a.m. CDT at www.virtualshareholdermeeting.com/CDW2024. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business conducted at the meeting. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either via the Internet, by telephone, or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented. For more information on CDW and to take advantage of our many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com. Thank you for your continued trust in CDW and investment in our business.

Christine A. Leahy

Chair, President and Chief Executive Officer

April 10, 2024

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When:

TUESDAY, MAY 21, 2024

7:30 a.m. CDT

Where:

Live webcast online at

www.virtualshareholdermeeting.com/CDW2024

REVIEW YOUR PROXY STATEMENT AND VOTE IN ADVANCE OF THE ANNUAL MEETING IN ONE OF FOUR WAYS:

BY INTERNET USING YOUR COMPUTER Visit 24/7 www.proxyvote.com

BY TELEPHONE Dial toll-free 24/7 1-800-690-6903 (registered holders) 1-800-454-8683 (beneficial holders)

BY MAILING YOUR PROXY CARD Cast your ballot, sign your proxy card and return by mail in the postage prepaid envelope

BY INTERNET USING YOUR TABLET OR SMARTPHONE Scan this QR code 24/7 to vote with your mobile device (may require free software)

Please refer to the enclosed proxy materials or the information forwarded by your broker, bank, or other holder of record to see which voting methods are available to you.
NOTICE
of Annual Meeting of Stockholders

WE ARE PLEASED TO INVITE YOU TO THE CDW CORPORATION ANNUAL MEETING OF STOCKHOLDERS.

Items of business:

1.	To elect the eleven director nominees named in this proxy statement for a term expiring at the 2025 Annual Meeting of Stockholders;
2.	To approve, on an advisory basis, named executive officer compensation;
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;
4.	To consider and act upon the stockholder proposal, if properly presented at the Annual Meeting, regarding political spending disclosure; and
5.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

RECORD DATE

Holders of our common stock at the close of business on March 25, 2024 are entitled to notice of, and to vote at, the Annual Meeting.

HOW TO VOTE

Your vote is important to us. Please see “Voting Information” on page 5 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about April 10, 2024.

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ATTENDING THE VIRTUAL ANNUAL MEETING

This year’s Annual Meeting is being held in a virtual-only format via live audio webcast. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2024 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. For beneficial holders who do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2024, but you will not be able to vote during the meeting or ask questions.

By Order of the Board of Directors,

Frederick J. Kulevich

Senior Vice President, General Counsel
& Corporate Secretary
and Interim Chief People Officer
April 10, 2024

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2024:

The proxy materials relating to our 2024 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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Voting Information

Who is Eligible to Vote

You are entitled to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) if you were a stockholder of CDW Corporation (the “Company” or “CDW”) as of the close of business on March 25, 2024, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

Proposal	Topic	More Information	Board Recommendation
Proposal 1	Election of Directors	Page 24	FOR each Director Nominee
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	Page 37	FOR
Proposal 3	Ratification of Selection of Independent Registered Public Accounting Firm	Page 65	FOR
Proposal 4	Stockholder Proposal Regarding Political Spending Disclosure	Page 68	AGAINST

Virtual Annual Meeting

The Annual Meeting will be held via live audio webcast on Tuesday, May 21, 2024, at 7:30 a.m. CDT, in a virtual-only meeting format. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 25, 2024, the record date. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2024 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2024, but you will not be able to vote during the meeting or ask questions.

Voting in Advance of the Annual Meeting

Even if you plan to attend our virtual Annual Meeting via webcast, please read this proxy statement with care and vote right away as described in the Notice on p. 2 of this proxy statement. For stockholders of record, have your notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

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Voting at the Annual Meeting

You may vote electronically via webcast at the Annual Meeting by following the instructions available on the meeting website.

Frequently Asked Questions

We provide answers to many frequently asked questions about the meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on p. 71 of this proxy statement.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2023 Annual Report on Form 10-K carefully before voting at the Annual Meeting of Stockholders. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A. This proxy statement also contains forward-looking statements; see Appendix B for more information.

Business Overview

We are a market-leading multi-brand provider of information technology (“IT”) solutions to over 250,000 small, medium and large business, government, education and healthcare customers in the United States (“US”), the United Kingdom (“UK”) and Canada. We are a Fortune 500 company and member of the S&P 500 Index with approximately 15,100 coworkers. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions and services that include on-premise and cloud capabilities across hybrid infrastructure, digital experience, and security.

We are vendor, technology, and consumption model unbiased, offering a broad selection of products and multi-branded solutions. Our solutions are delivered in physical, virtual, and cloud-based environments through approximately 10,900 customer-facing coworkers, including sellers, highly-skilled technology specialists and advanced service delivery engineers. We are a leading sales channel partner for many original equipment manufacturers, software publishers and cloud providers (collectively, our “vendor partners”), whose products we sell or include in the solutions we offer. We provide our vendor partners with a cost-effective way to reach customers and deliver a consistent brand experience through our established end-market coverage, technical expertise, and extensive customer access.

We simplify the complexities of technology across design, selection, procurement, integration and management for our customers. Our goal is to have our customers, regardless of their size, view us as a trusted adviser and extension of their IT resources. Our multi-brand offering approach across our vendor partners enables us to provide the solutions and services that best address each customer’s specific requirements to enable their desired business outcomes.

We have capabilities to provide integrated IT solutions in more than 150 countries for customers with primary locations in the US, UK, and Canada, which are large and growing markets. These are highly fragmented markets served by thousands of IT resellers and solutions providers. We believe that demand for IT will continue to outpace general economic growth in the markets we serve fueled by new technologies, including hybrid and cloud computing, virtualization, mobility and artificial intelligence, as well as growing end-user demand for security, efficiency and productivity.

As we have evolved with the IT market, we have built an organization with significant scale, reach and deep intimate knowledge of customer and partner needs. When coupled with our market presence, our broad and deep solutions portfolio, and our large and highly-skilled sales and technical organization, we deliver unique value – for both our customers and our vendor partners.

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Our Business Performance

2023 Business Highlights

The power of our resilient business model, balanced portfolio of customer end-markets, and broad solutions set delivered strong gross profit results in a challenging market during 2023.

	GAAP	Non-GAAP
Net Sales $21.4 billion (10.0)% Gross Profit $4.7 billion (0.7)%	Operating Income $1.7 billion (3.1)% Net income per diluted share $8.10 (0.4)%	Operating Income $2.0 billion (0.6)% Net income per diluted share $9.88 0.9%
Percentages are year-over-year. See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

There were three main drivers of performance in 2023:

•	First, our balanced portfolio of our diverse customer end-markets, including three US reportable segments – Corporate, Small Business and Public – and two other operating segments comprised of our UK and Canadian operations. Each of our five US customer channels (corporate, small business, government, education and healthcare) is a meaningful business on its own, with Net sales of $1.6 billion or greater over the last twelve months. Within each channel, teams are further segmented to focus on customer end-markets, including geographies, and verticals. We also have our UK and Canadian operations, which together delivered Net sales of $2.6 billion USD. All sales channels except government declined year-over-year in Net sales, but despite this lower sales volume, each sales channel expanded its operating margin. A dynamic macroeconomic environment dampened IT spending, particularly in the corporate and small business sales channels and UK and Canadian operations. However, these conditions did not alter the importance of technology, nor the complexity of IT for our customers; rather, it slowed decision making processes and altered how customers procured and consumed technology with a preference toward ratable and “as-a-Service” solutions.
•	Second, the breadth and depth of our technology solutions portfolio of more than 100,000 products from over 1,000 leading and emerging brands. This breadth ensures we are well-positioned to meet our customers’ needs and pivot quickly to trends in customer demand. This was important throughout the year as we delivered strong margins and healthy profitability, despite unprecedented shifts in customer priorities that impacted both client device and broader hardware demand. The past few years have demonstrated that technology is essential to all sectors of the economy and will play an increasingly important role in the future. We have seen customers shift priorities from remote enablement and business and organizational continuity to strengthening, sustaining, and securing infrastructure, platforms, and end points. We have helped our customers smartly deploy their IT resources, navigate through interconnected and complex solutions, and adopt modern software and infrastructure architectures and practices whether on-premise, hybrid or in the cloud. Our performance reflected the success of past investments, both organic and inorganic, especially in professional and managed services, and our ability to help our customers across the full IT solutions stack and lifecycle.
•	Third, we continued to make excellent progress against our three-part strategy for growth: (1) to acquire new customers and capture share, (2) to enhance our solutions capabilities, and (3) to expand our services capabilities. The combination of these three interconnected pillars, with our scope and scale, creates powerful differentiation in the market. We benefited from our strong competitive advantages and value proposition in 2023. Customers turned to CDW as a trusted advisor to help with some of their toughest IT challenges. We continued to invest in high-growth solutions and services capabilities, including integrating our latest acquisitions: Locus Recruiting, adding to our technical coworker and services capacity, and Enquizit, adding to our cloud portfolio. We remain confident that we have the right strategy to best serve our customers, optimize our productivity, and enhance our competitive position.

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We also made progress against our 2023 capital allocation priorities. These priorities are designed to provide stockholders with a balance between receiving short-term capital returns and long-term value creation. Our first priority is to increase dividends annually. In November 2023, we increased our dividend by 5%, the tenth consecutive year of dividend increases. Our dividend has increased nearly fifteen-fold from its initial level in 2013. We returned more than $820 million in cash to stockholders in 2023 via dividends and share repurchases – within our targeted range we laid out at the beginning of the year. We ended 2023 with a net leverage ratio of 2.4 times, demonstrating strong growth and excellent cash generation and within our targeted range. We also completed the acquisitions of both Locus Recruiting and Enquizit, successfully supplementing our organic investments in the business.

2023 CAPITAL ALLOCATION PRIORITIES

PRIORITIES	OBJECTIVES	ACTIONS
Increase Dividends Annually	Target ~25% payout of non-GAAP net income; grow in line with earnings	5% increase in November 2023 to $2.48/share annually

Maintain Net Leverage Ratio(1)	Target ~2.0 to 3.0 times Net Leverage Ratio, committed to maintaining investment grade credit rating	Currently at 2.4 times(2)

Supplement Organic Growth with M&A	Expand CDW’s strategic capabilities	Acquired Locus Recruiting and Enquizit

Return Excess Adjusted Free Cash Flow after Dividends & M&A Through Share Repurchases	Target, in aggregate with dividends, returning 50% to 75% of Adjusted Free Cash Flow to shareholders	Returned 58% of Adjusted Free Cash Flow to shareholders in 2023; ~$500M of share repurchases in 2023

(1)	Defined as the ratio of total debt at period-end excluding any unamortized discount and/or premium and deferred financing costs, less cash and cash equivalents, to trailing twelve-months Non-GAAP operating income plus depreciation and amortization in selling, general and administrative expenses (excluding amortization expenses for acquisition-related intangible assets).
(2)	As of December 31, 2023.

For further details about our performance in 2023, please see the Company’s 2023 Annual Report on Form 10-K.

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Long-Term Performance

Over the past 5 years, our cumulative total shareholder return has outpaced that of both the S&P 500 Index and our 2023 compensation peer group set forth in the “Compensation Discussion and Analysis — Comparison to Relevant Peer Group” section of this proxy statement and stayed relatively in line with that of the S&P 500 Information Technology (IT) Index. We have returned $4.2 billion to shareholders through dividends and share repurchases over that time period.

The cumulative total shareholder returns over the indicated period are based on historical data and should not be considered indicative of future shareholder returns.

The cumulative total shareholder return chart compares the cumulative total shareholder return, including reinvestment of dividends, on $100 invested in CDW common stock for the period from market close on December 31, 2018 through market close on December 31, 2023, with the cumulative total return for the same time period of the same amount invested in the S&P 500 Index, the S&P 500 IT Index and our 2023 compensation peer group set forth in the “Compensation Discussion and Analysis — Comparison to Relevant Peer Group” section of this proxy statement.

Corporate Governance Highlights

   Annual election of all directors

   Lead Independent Director

   All of our directors, other than the Chair of our Board, are independent and the independent directors regularly meet in executive session

   100% independent Audit, Compensation and Nominating and Corporate Governance Committees

   All of our Audit Committee members qualify as “audit committee financial experts” under SEC rules

   15 year Board term limit to promote Board refreshment

   Stockholder right to call special meetings

   Proxy access right

   Majority vote to elect directors with resignation policy

   Restrictions on other board service by directors

   Annual Board and Audit, Compensation and Nominating and Corporate Governance Committee evaluations

   No supermajority vote requirements

   No stockholder rights plan or poison pill

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Board Highlights

Our Board strives to maintain a highly independent, balanced and diverse group of directors that collectively possess the skills and expertise to ensure effective oversight. Over the last five years, the Board has appointed four new directors, all of whom are diverse.

Our Board

Name & Professional Background	Age	Director Since(1)	Independent	Committee Memberships	Other Public Company Boards
Virginia C. Addicott Retired President & Chief Executive Officer, FedEx Custom Critical	60	2016		▪ Audit ▪ Nominating & Corporate Governance	1
James A. Bell Retired Executive Vice President, Corporate President & Chief Financial Officer, The Boeing Company	75	2015		▪ Audit (Chair) ▪ Nominating & Corporate Governance	—
Lynda M. Clarizio Co-Founder and General Partner of The 98 and Former Executive Vice President, Strategic Initiatives, The Nielsen Company (US), LLC	63	2015		▪ Compensation ▪ Nominating & Corporate Governance	3
Anthony R. Foxx Former United States Secretary of Transportation	52	2021		▪ Compensation ▪ Nominating & Corporate Governance	2
Kelly J. Grier Retired US Chair and Managing Partner (CEO), Ernst & Young LLP	54	2023		▪ Audit ▪ Nominating & Corporate Governance	2
Marc E. Jones Chairman, President and Chief Executive Officer of Aeris Communications, Inc.	65	2023		▪ Audit ▪ Nominating & Corporate Governance	1
Christine A. Leahy Chair, President & Chief Executive Officer, CDW Corporation	59	2019	—	—	1
Sanjay Mehrotra President & Chief Executive Officer, Micron Technology, Inc.	65	2021		▪ Compensation (Chair) ▪ Nominating & Corporate Governance	1
David W. Nelms (Lead Independent Director) Retired Chairman & Chief Executive Officer, Discover Financial Services, Inc.	63	2014		▪ Nominating & Corporate Governance (Chair)	—
Joseph R. Swedish Retired Chairman, President & Chief Executive Officer, Anthem, Inc.	72	2015		▪ Compensation ▪ Nominating & Corporate Governance	2
Donna F. Zarcone Retired President & Chief Executive Officer, The Economic Club of Chicago	66	2011		▪ Audit ▪ Nominating & Corporate Governance	1

(1)	The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our initial public offering in 2013.

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Board Diversity

Executive Compensation Highlights

CEO Pay for Performance

Our executive compensation program is focused on driving sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. As shown in the chart, in 2023, approximately 91% of the target compensation of our Chair, President and Chief Executive Officer was variable, with the value tied to the achievement of specified financial performance goals and/or stock price performance.

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Our Executive Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

	What We Do		What We Don’t Do
•	Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance	•	We do not have 280G tax gross-ups
•	Long-term objectives aligned with the creation of stockholder value	•	We do not have an enhanced severance multiple upon a change in control
•	Target total compensation at the competitive market median	•	We do not have excessive severance benefits
•	Market comparison of executive compensation against a relevant peer group	•	We do not pay dividends or dividend equivalents on unearned equity awards under our long-term incentive plan
•	Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company	•	We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
•	Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan	•	We do not allow hedging or short sales of our securities, and we restrict pledging of our securities
•	Robust stock ownership guidelines
•	Clawback provisions
•	Annual say-on-pay vote
•	Limited perquisites
•	Annual equity awards are granted following the release of the Company’s annual earnings report

Extensive information regarding our executive compensation program in place for 2023 can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

2023 Say-on-Pay Vote

Stockholders continued to show strong support of our executive compensation program, with approval by approximately 90% of the votes cast for the Company’s say-on-pay vote at our 2023 Annual Meeting of Stockholders and, since our initial public offering in 2013 (“IPO”), our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 96% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO.

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Corporate Governance

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors and communities, and that trust sustains our success. Part of this trust stems from our commitment to good corporate governance. Our Company is governed by our Board of Directors (“Board of Directors” or “Board”). The Board is responsible for providing oversight of the strategic and operational direction of the Company and supporting the Company’s long-term interests.

To provide a framework for effective governance, our Board has adopted Corporate Governance Guidelines, which outline the operating principles of our Board and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on the Governance section of our Investor Relations website at investor.cdw.com. These documents and any other information available on our website are not part of, or incorporated by reference into, this proxy statement.

Corporate Governance Highlights

Annual Election of Directors. All directors are elected annually.

Lead Independent Director. David W. Nelms serves as our Lead Independent Director.

Independent Board. Our Board of Directors is comprised entirely of independent directors, other than our Chair, who also serves as President and Chief Executive Officer. The independent members of our Board of Directors regularly meet in executive session.

Independent Board Committees. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent directors.

Audit Committee Financial Experts. All members of our Audit Committee qualify as “audit committee financial experts” as defined under U.S. Securities and Exchange Commission (“SEC”) rules.

Board Term Limit. Our Corporate Governance Guidelines provide that a director will not be renominated at the next annual meeting of stockholders after 15 years of service on our Board of Directors, absent special circumstances.

Stockholder Right to Call Special Meetings. Our Amended and Restated Bylaws (“Bylaws”) allow stockholders representing at least 25% of the voting power of our outstanding common stock to call special meetings, as further detailed in our Bylaws.

Proxy Access. Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 2 individuals or 20% of the Board, whichever is greater, as further detailed in our Bylaws.

Majority Vote. Directors are elected by majority vote of our stockholders in uncontested elections. We have a resignation policy that applies if a director fails to receive a majority of the votes cast.

Restrictions on Other Board Service. Our Corporate Governance Guidelines restrict the number of public company boards on which our directors may serve. A director who is currently an executive officer of a public company may serve on a total of 2 public company boards (including our Board) and a director who is not currently an executive officer of a public company may serve on a total of 4 public company boards (including our Board).

Annual Board and Committee Evaluations. Our Lead Independent Director leads the annual Board evaluation process by conducting a one-on-one interview with each director to obtain feedback on and discuss Board performance and effectiveness. The results are then discussed by the Nominating and Corporate Governance Committee, which consists of all of our independent directors. Each of the Audit, Compensation and Nominating and Corporate Governance Committees also conducts an annual self-evaluation to discuss Committee performance and effectiveness.

No Supermajority Vote Requirements. Our Seventh Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Bylaws may be amended by the affirmative vote of a majority of the Company’s outstanding common stock.

No Stockholder Rights Plan. The Company does not have a stockholder rights plan or poison pill.

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Environmental, Social and Governance

At CDW, our ESG work is guided by the principles of the CDW Way and our values of trust, connection and commitment.

Our ESG Purpose: To empower our business and stakeholders to do great things and amplify our sustainable impact

Our ESG Vision: To connect people, ideas and solutions that drive the long-term success of our business and stakeholders

We are committed to a strategic Environmental, Social and Governance (“ESG”) agenda with a focus on topics of highest priority and relevance to CDW and our stakeholders. The Nominating and Corporate Governance Committee of our Board of Directors has oversight responsibility for CDW’s ESG programs and policies.

Our annual ESG reports and disclosures under the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-related Financial Disclosures (TCFD) frameworks are available within the ESG section of our website at cdw.com/esg. In addition, once our 2023 EEO-1 report is filed, we plan to publish our EEO-1 data on our ESG website.

We focus our ESG efforts on the topics, challenges and opportunities where CDW is able to sustainably add value for our stakeholders and make amazing happen.

2023 ESG MILESTONES
ESG Strategy	During 2023, we reevaluated and refined our ESG strategy, strategic pillars and priority ESG topics. The outcome included aligning our efforts around People, Planet, Partnerships & Portfolio, and Practices. Through a formal materiality assessment process, we updated our priority ESG topics to focus our efforts where we are able to make the greatest impact and sustainably add value for our stakeholders.
People	We are focused every day on earning a position as a premier destination for talent. Consistent with our purpose and values, we prioritize providing healthy and safe work environments and offer numerous training and leadership development opportunities to enable coworkers to achieve their personal and professional best. We actively listen and engage our coworkers to foster inclusion, wellbeing and growth, and our global Social Impact strategy empowers coworkers to support causes that matter most to them through matching gifts and time off to volunteer in their communities. We have made investments in digital transformation of our business that enable coworker success and deliver for our customers.
Planet	In 2023, we announced our three-part greenhouse gas emissions reduction targets: 1) Reduce absolute scope 1 and scope 2 (operational) GHG emissions 42% by 2030 from a 2022 base year; 2) Engage our supply chain so that suppliers representing 80% of purchased goods and services emissions will have science-based targets by 2028; and 3) Collaborate to reduce impact in our value chain, with CDW committing to reduce total scope 3 GHG emissions from remaining categories 25% by 2030 from a 2022 base year.
Partnerships & Portfolio	Expanding our portfolio of environmentally certified products and collaborating with our partners and customers on shared ESG priorities were significant milestones for CDW in 2023. We also launched a dedicated Sustainable Solutions section of our website to enable customers to search for and order ESG products and solutions and continued to expand our service offerings (including our IT Asset Disposition (ITAD) program) for IT redeployment, remarketing and recycling. We also have continued to increase our multibillion-dollar spend with certified, small, diverse vendor partners as a member of the Billion Dollar Roundtable; and worked with our partners to address digital equity in schools and communities – based on our belief in the transformative power of technology.
Practices	At CDW, we understand that integrity, trust and good corporate governance matter to all our stakeholders. Recent enhancements to support these principles include: increasing the cadence of ESG-related updates to the Nominating and Corporate Governance Committee of our Board of Directors; updating the CDW Way Code and launching an easier-to-use digital version of the Code for all coworkers; rolling out additional anti-bribery and anti-corruption training, which all coworkers across the globe are required to complete; maintaining a critical set of ISO certifications for quality, environment, services, information security, counterfeit avoidance and supply chain; and reinforcing our data privacy and information security programs and strategies on an ongoing basis.

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CDW’s ESG Pillars & Priority Topics

Priority topics for measurement and disclosure (based on 2023 materiality assessment)

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Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of the Nasdaq Global Select Market (“Nasdaq”), a majority of our Board members must be independent. The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the Nasdaq listing standards and considers all relevant facts and circumstances.

Under the Nasdaq independence criteria, a director cannot be considered independent if he or she has one of the relationships specifically enumerated in the Nasdaq listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors, other than our Chair, President and Chief Executive Officer, Christine A. Leahy, and each of the directors who served during the last completed fiscal year is independent under the applicable listing standards of Nasdaq. In making its determination, the Board considered that Ms. Grier served as US Chair and Managing Partner (CEO) of Ernst & Young LLP, the Company’s independent registered public accounting firm, until July 2022 and that Ms. Grier did not personally work on the audit of the Company by Ernst & Young LLP since 2014. Because Ms. Grier is retired from Ernst & Young LLP and due to the significant length of time since she last worked on the Company’s audit, the Board found that her prior relationship with Ernst & Young LLP does not interfere with the exercise of her independent judgment in carrying out her responsibilities as a director of the Company.

Board of Directors Leadership Structure

Christine A. Leahy CHAIR, PRESIDENT AND CHIEF EXECUTIVE OFFICER	Christine A. Leahy, our President and Chief Executive Officer, serves as Board Chair and David W. Nelms, a non-executive and independent director, serves as Lead Independent Director. The Board believes that the combined role of Board Chair and Chief Executive Officer of our Company, together with the appointment of a Lead Independent Director, the independence of all Board members other than our Chief Executive Officer and the use of regular executive sessions of the independent directors, achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives.

The Board believes that having the Company’s Chief Executive Officer serve as Board Chair is in the best interest of its stockholders at this time because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction and risk management, as well as the Board’s ability to ensure management’s focused execution of that strategy. The Board additionally believes that, because the Chief Executive Officer is the director most familiar with the Company’s business, industry and day-to-day operations, she is well-positioned to help the Board focus on those issues of greatest importance to the Company and its stockholders and to assist the Board with identifying the Company’s strategic priorities, as well as the short-term and long-term risks and challenges facing the Company. While independent directors have invaluable experience and expertise from outside the Company and its business, giving them different perspectives regarding the development of the Company’s strategic goals and objectives, the Chief Executive Officer is well-suited to bring Company-specific experience and industry expertise to her discussions with independent directors.

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Lead Independent Director

David W. Nelms LEAD INDEPENDENT DIRECTOR	The primary roles of our Lead Independent Director are to assist the Chair in managing the governance of the Board and to serve as a liaison between the Chair and other directors. The responsibilities of the Lead Independent Director, which are described in the Company’s Corporate Governance Guidelines, include, among others:

RESPONSIBILITY	DESCRIPTION
Board Meetings	Presides at all meetings of the Board at which the Chair is not present, including all executive sessions of the non-management and/or independent directors
Executive Sessions	Has the authority to call meetings of the non-management and/or independent directors
Agendas	Provides input to the Chair on the annual Board calendar, agenda items and schedules for each Board meeting and the materials and information to be presented to the Board
Communicating with Stockholders	Serves as a contact for and may represent the Board in communications with stockholders and other stakeholders who wish to communicate with non-management directors

Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and applicable committees and our annual meetings of stockholders.

In 2023, the Board held four meetings. In 2023, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served (during the periods for which he or she served on the Board and such committees). In addition, each of our directors then serving attended our 2023 Annual Meeting of Stockholders.

Board Committees

Our Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on the Governance section of our Investor Relations website at investor.cdw.com. Under the committees’ charters, the committees report regularly to the Board and as the Board requests. Additional information on each of these committees is set forth below.

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All Members Independent	Audit Committee
Primary Responsibilities:
James A. Bell (Chair) Virginia C. Addicott Kelly J. Grier Marc E. Jones Donna F. Zarcone

Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) preapproving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls; (7) establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving or ratifying related person transactions; (9) overseeing our internal audit function; and (10) reviewing the Company’s compliance and ethics and risk management programs, including with respect to cybersecurity.

Meetings Held in 2023: 10

Independence:

Each member of the Audit Committee meets the audit committee independence requirements of Nasdaq and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has designated each member of the Audit Committee as an “audit committee financial expert.” Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

All Members Independent	Compensation Committee
Primary Responsibilities:
Sanjay Mehrotra (Chair) Lynda M. Clarizio Anthony R. Foxx Joseph R. Swedish

Our Compensation Committee is responsible for, among other things: (1) reviewing and approving the compensation of our Chief Executive Officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between CDW and our executive officers; (3) administering our stock plans and other incentive compensation plans; (4) periodically reviewing and recommending to the Board any changes to our incentive compensation and equity-based plans; (5) approving and administering the Company’s clawback and recoupment policies ; and (6) reviewing trends in executive compensation. The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.

Meetings Held in 2023: 4

Independence:

Each member of the Compensation Committee meets the compensation committee independence requirements of Nasdaq and the rules under the Exchange Act.

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All Members Independent	Nominating and Corporate Governance Committee
Primary Responsibilities:
David W. Nelms (Chair) Virginia C. Addicott James A. Bell Lynda M. Clarizio Anthony R. Foxx Kelly J. Grier Marc E. Jones Sanjay Mehrotra Joseph R. Swedish Donna F. Zarcone

Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board; (2) evaluating potential nominees for our Board of Directors recommended by our stockholders and maintaining procedures for the submission of stockholder nominees; (3) overseeing the organization and evaluation of our Board to discharge the Board’s duties and responsibilities properly and efficiently and monitoring the outside commitments of directors; (4) identifying best practices and recommending corporate governance principles; (5) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (6) reviewing compliance with The CDW Way Code, our code of business conduct and ethics; (7) reviewing and approving the compensation of our directors; (8) setting performance goals for and reviewing the performance of our Chief Executive Officer; (9) overseeing our ESG programs and policies; (10) executive succession planning; and (11) reviewing stockholder proposals.

Meetings Held in 2023: 4

Independence:

Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of Nasdaq.

Oversight of Strategy

One of the primary responsibilities of the Board is to oversee management’s development and execution of the Company’s long-term strategy. Strategy is a recurring topic of discussion at Board meetings, with periodic additional in-depth strategic planning sessions. Discussions on strategy include updates on the ongoing strategic planning process, progress against various strategic initiatives, the competitive landscape and potential risks to the Company’s long-term strategy.

Oversight of Risk

Our Board of Directors, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion and reporting of our high priority enterprise risks. The ERM Program facilitates constructive dialogue at the senior management and Board levels to proactively identify, prioritize and manage enterprise risks that the Company may face over the short-term, intermediate-term, and long-term. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial, and compliance risks on an ongoing basis, and helps to ensure appropriate response strategies are in place. This includes consulting with outside advisors and experts to anticipate future threats and trends affecting the enterprise risk portfolio.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Enterprise risks are considered in business decision making and as part of our overall business strategy. Our management team, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company, covering all categories and types of risk and including both known and newly identified emerging risks. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program and on any identified high priority enterprise risks. This includes risk assessments from management with regard to cybersecurity, including assessments of the overall threat landscape and strategies and infrastructure investments to monitor and mitigate such threats. For more information regarding the Audit Committee’s cybersecurity risk oversight, please refer to “Item 1C. Cybersecurity” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

In addition, the Board believes that having a Lead Independent Director enhances the Board’s independent oversight of the Company’s risk management efforts by enabling consultation between the Chair and Lead Independent Director on high priority enterprise risks.

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Oversight of ESG

We are committed to implementation of a proactive ESG agenda with a focus on topics of highest priority and relevance to CDW and our stakeholders. Our Nominating and Corporate Governance Committee has oversight responsibility for CDW’s ESG programs and policies. See the “Environmental, Social and Governance” section of this proxy statement for more information regarding our ESG efforts.

Oversight of Human Capital Management

Cultivating a welcoming work environment and inclusive culture that allows all coworkers to feel a sense of belonging, be valued and have the confidence to do great things is fundamental to CDW. We’re a unified team of diverse perspectives, driven by our desire to succeed together. Our Board understands the importance of our inclusive, performance-driven culture to our ongoing success and is actively engaged with our Chair, President and Chief Executive Officer and our Chief People Officer across a broad range of human capital management topics.

On an annual basis, the Board reviews the results of our annual talent review process and succession plans for our Chair, President and Chief Executive Officer and our other executive officers. In addition, talent strategy is regularly discussed with the Board, including culture, diversity and inclusion, recruiting, retention, engagement and talent development. The Compensation Committee also annually reviews compensation trends and developments and the results of a risk analysis of our compensation practices and policies.

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, that is applicable to all of our coworkers and directors. This code is available on the Governance section of our Investor Relations website at investor.cdw.com. We intend to disclose any substantive amendments to, or any waivers from, The CDW Way Code by posting such information on our website or by filing a Form 8-K, in each case to the extent such disclosure is required by rules of the SEC or Nasdaq.

Political Contributions: Reaffirming our Long-Standing Practice Not to Make Political Contributions

As a company, we do not seek to influence political campaigns or election outcomes through political contributions. We think this practice is best left to individuals acting in their own private capacity and, as such, we encourage all our coworkers, directors and officers to participate in community and political activities on an individual basis, if they so wish, provided they do so in accordance with applicable laws and CDW policies. Those who do participate in community and political activities do so as individual citizens and not as representatives of our Company. Consistent with our values and culture, we have adopted the CDW Political Contributions Policy, which formalizes our long-standing practice not to make contributions or expenditures for purposes of participating or intervening in any campaign on behalf of, or in opposition to, any candidate for public office or influencing the general public with respect to any election or referendum. This policy not to make political contributions or expenditures set forth above extends to contributions to industry groups or trade associations intended for those purposes.

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Hedging, Short Sales and Pledging Policies

Our Policy on Insider Trading, which applies to all coworkers, Board members and consultants, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. It also prohibits short sales of our securities, including sales of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our General Counsel, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” for a discussion of the Company’s executive compensation policies and practices. We conducted an assessment of the risks associated with our compensation policies and practices, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals. Centralized oversight helps ensure compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees or any individual director may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members or committees at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature. In addition, when appropriate, the Lead Independent Director is available for engagement with stockholders.

Compensation Committee Interlocks and Insider Participation

During some or all of 2023, our Compensation Committee consisted of Lynda M. Clarizio, Paul J. Finnegan, Anthony R. Foxx, Sanjay Mehrotra and Joseph R. Swedish. No member of the Compensation Committee was, during 2023 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2023, there were no compensation committee interlocks required to be disclosed.

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Related Person Transactions

Related Person Transactions Approval/Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees or executive officers, 5% record or beneficial owners of our common stock or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our officers and managers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

•	the size of the transaction and the amount payable to or by the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest;
•	whether the transaction is at arm’s-length, in the ordinary course or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
•	the purpose of the transaction and any potential benefits to us.

Related Person Transactions

There have been no transactions since January 1, 2023 for which disclosure under Item 404(a) of Regulation S-K is required.

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PROPOSAL 1

Election of Directors

Under our Certificate of Incorporation, the number of Board members is set from time to time by the Board. Our Board presently consists of eleven directors. The terms of all of our directors expire on the date of the 2024 Annual Meeting, subject to the election and qualification of their successors.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee. Kelly J. Grier was identified by our Chief Executive Officer as a possible director candidate and vetted through the Company’s customary review process using a third-party search firm. After completion of this review, Ms. Grier was recommended to the Nominating and Corporate Governance Committee by both our Lead Independent Director and such third-party search firm.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Nominations for the 2025 Annual Meeting of Stockholders must be received no earlier than January 21, 2025 and no later than February 20, 2025. See “Stockholder Proposals for the 2025 Annual Meeting” for additional information regarding the process for submitting nominations.

Our Bylaws also permit qualified stockholders, or groups of up to 20 stockholders, to nominate and include in our proxy materials director nominees, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. Notice of a proxy access nomination must be received no earlier than November 11, 2024 and no later than December 11, 2024. See “Stockholder Proposals for the 2025 Annual Meeting” for additional information regarding including director nominees in our proxy materials.

Director Qualifications

Our Board is committed to regular refreshment and strives to maintain a highly independent, balanced and diverse group of directors that collectively possess the expertise to ensure effective oversight. In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications, attributes, skills, and experience of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Principal employment, occupation or association involving an active leadership role
•	Qualifications, attributes, skills and/or experience relevant to the Company’s business
•	Ability to bring diversity to the Board, including gender, race/ethnicity and complementary skills and viewpoints
•	Other time commitments, including the number of other boards on which the potential candidate may serve
•	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of Nasdaq and other applicable laws, regulations and rules
•	Financial literacy and expertise
•	Personal qualities, including strength of character, maturity of thought process and judgment, values and ability to work collegially

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Director Skills Matrix

In considering each director nominee for the Annual Meeting, the Board and the Nominating and Corporate Governance Committee evaluated such person’s qualifications, attributes, skills and experience to serve as a director.

We believe our Board has a well-rounded variety of qualifications, attributes, skills and experience, and represents a mix of deep knowledge of the Company and fresh perspectives. The table below summarizes some of the qualifications, attributes, skills and experience of each director. This summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board. Further information on each director nominee for this Annual Meeting is set forth in the biographies under “Proposal 1 – Election of Directors — 2024 Nominees for Election to the Board of Directors” in this proxy statement.

	Skills							Racial/Ethnic and Gender Diversity
	Senior Leadership	Public Company Board Service	Global	Technology Innovation	Finance, Accounting and Risk Management	People and Culture	Government and Regulatory	Race/ Ethnicity	Gender

Addicott								White	F
Bell								Black	M
Clarizio								White	F
Foxx								Black	M
Grier								White	F
Jones								Black	M
Leahy								White	F
Mehrotra								Asian	M
Nelms								White	M
Swedish								White	M
Zarcone								White	F
Total	11	11	9	10	11	11	8		5F/6M

SKILL	DESCRIPTION
Senior Leadership	Experience as a senior leader in a complex organization
Public Company Board Service	Service on other public company boards
Global	Broad leadership experience with multinational companies or in international markets
Technology Innovation	Managing technology strategies and driving technological change and innovation within an organization
Finance, Accounting and Risk Management	Experience with finance, accounting, debt or capital markets, M&A, strategic investments or enterprise risk management including cybersecurity
People and Culture	Experience managing a large and/or global workforce and building a high performance culture
Government and Regulatory	Government service or extensive interactions with the government and government agencies

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Board Diversity

The balance of age, tenure, race and gender on our Board reflects the importance that the Board has placed on the diversity of its members. Over the last five years, the Board has appointed four new directors, all of whom are diverse.

Diversity of Current Board

BOARD DIVERSITY MATRIX

(As of April 10, 2024)

Total number of directors: 11
	Male	Female		Non-Binary	Gender Undisclosed
Number of directors based on gender identity:	6	5		—	—

Number of directors who identify in any of the categories below:
African American or Black	3	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	1	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	2	5		—	—
LGBTQ+			1
Did not disclose demographic background			—

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2024 Nominees for Election to the Board of Directors

Each of the eleven director nominees listed below is currently a director of the Company. Each of the director nominees, other than Christine A. Leahy, our Chair, President and Chief Executive Officer, has been determined by the Board to be independent.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed the specific qualifications, attributes, skills, and experience of that nominee that strengthen the operation of the Board as a whole. The time period for Ms. Zarcone’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

If elected, each of the director nominees is expected to serve for a term expiring at the 2025 Annual Meeting of Stockholders, subject to the election and qualification of his or her successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS.

VIRGINIA C. ADDICOTT		Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2016 Age 60	Ms. Addicott is the retired President and Chief Executive Officer of FedEx Custom Critical, a North American expedited freight carrier, a position she held from June 2007 to December 2019. Ms. Addicott joined FedEx Custom Critical in 1999 as Division Managing Director, Service and Safety, and in 2001 became Division Vice President, Operations and Customer Service. Prior to joining FedEx Custom Critical, Ms. Addicott spent thirteen years at Roberts Express, Inc. (acquired by FedEx Custom Critical in 1999) in various operations roles.
Other Public Company Directorships: • Element Fleet Management Corp.

Selected Directorships and Positions:

•  Board of Directors, Smithers - Oasis Company

•  Board of Directors, Student Transportation of America

•  Chair, Board of Directors, Akron Children’s Hospital

•  Board of Directors, Kent State University Foundation

	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global	• Technology Innovation • Finance, Accounting & Risk Management • People and Culture

JAMES A. BELL	Audit (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 75	Mr. Bell is the retired Executive Vice President, Corporate President and Chief Financial Officer of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft. Mr. Bell served in that role at Boeing from 2008 to 2012. Previously, he served as Boeing’s Executive Vice President, Finance and Chief Financial Officer from 2003 to 2008; Senior Vice President of Finance and Corporate Controller from 2000 to 2003; and Vice President of Contracts and Pricing for Boeing Space and Communications from 1996 to 2000.
	Other Public Company Directorships: • None	Former Public Company Directorships (within the past 5 years): • Apple, Inc. • Dow Inc. • JPMorgan Chase & Co.
	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global	• Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

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LYNDA M. CLARIZIO	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 63	Ms. Clarizio is a strategic advisor to several businesses with a focus on leveraging digital technology and data to drive growth. She also is Co-Founder and General Partner of The 98, an early stage venture fund investing in technology businesses led by women. Ms. Clarizio served as Executive Vice President, Strategic Initiatives (September 2017 to January 2018) and President of U.S. Media (August 2013 to September 2017) at The Nielsen Company (US), LLC, a global performance management company that provides a comprehensive understanding of what consumers watch and buy. Prior to joining Nielsen, Ms. Clarizio served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multiplatform advertising solutions to the media industry. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including President of Platform-A (AOL’s consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner in the Washington, DC law firm of Arnold & Porter, where she practiced law from 1987 to 1999.
Other Public Company Directorships: • Emerald Holding, Inc. • Intertek Group plc • Taboola.com Ltd.

Selected Directorships and Positions:

•  Board of Directors, Simpli.fi Holdings, Inc.

•  Board of Directors, Cambri Oy

•  Board of Directors, Human Rights First

•  Leadership Council, Princeton University School of Engineering and Applied Science

	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global	• Technology Innovation • Finance, Accounting & Risk Management • People and Culture

ANTHONY R. FOXX	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2021 Age 52	Mr. Foxx was the seventeenth United States Secretary of Transportation from July 2013 to January 2017. Mr. Foxx also served as Chief Policy Officer and Senior Advisor to the President and Chief Executive Officer of Lyft, Inc., a transportation network in the U.S. and Canada, from October 2018 to January 2022 and served as an advisor to Lyft through the end of 2022. Prior to joining Lyft, Mr. Foxx served as a Managing Partner of Related Infrastructure, the infrastructure development group of Related Companies, a real estate firm, from December 2017 to October 2018. Mr. Foxx also served as Mayor of Charlotte, North Carolina from 2009 to 2013 and as a Charlotte City Council Member at-large representative from 2005 to 2009. Mr. Foxx also has held a variety of legal positions in the public and private sectors.
Other Public Company Directorships: • Martin Marietta Materials, Inc. • NXP Semiconductors N.V. Former Public Company Directorships (within the past 5 years): • Shelter Acquisition Corporation I

Selected Directorships and Positions:

•  Advisory Board, AutoTech Ventures

•  Director, The Volcker Alliance

•  Senior Fellow, Harvard University Kennedy School’s Belfer Center for Science & International Affairs

•  Executive in Residence, Carnegie Mellon University

	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Technology Innovation	• Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

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KELLY J. GRIER		Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2023 Age 54	Ms. Grier is the retired U.S. Chair and Managing Partner (CEO) of Ernst & Young LLP (EY), a global professional services firm, a position she held from 2018 to 2022. From 2015 to 2018, Ms. Grier was Vice Chair and Central Region Managing Partner, in 2014, was Americas Vice Chair of Talent and prior to that, served in various roles of increasing responsibility in the U.S. and globally during over 30 years of service to EY. Ms. Grier is a certified public accountant.
Other Public Company Directorships: • Illinois Tool Works Inc. • Booking Holdings Inc.

Selected Directorships and Positions:

•  Senior Advisor, Permira

•  Board of Directors, Zendesk, Inc.

•  Board of Directors, Global Forest Generation

•  Board of Directors, Peterson Institute for International Economics

•  Board of Directors, Chief Executives for Corporate Purpose

•  Board of Directors, CEO Action for Racial Equality

	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global • Technology Innovation	• Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

MARC E. JONES		Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2023 Age 65	Mr. Jones serves as the Chairman, President and Chief Executive Officer of Aeris Communications, Inc., a provider of machine to machine and Internet of Things communications services. Mr. Jones has served as Chairman of Aeris since 2005 and President and Chief Executive Officer of Aeris since 2008. He also served as Chairman of Visionael Corporation, a network service business software and service provider, from 2004 to 2009 and as President and Chief Executive Officer of Visionael from 1998 to 2004. Prior to joining Visionael, Mr. Jones served as President and Chief Operating Officer of Madge Networks, a supplier of networking hardware, from 1993 to 1997; Senior Vice President, Integrated System Products at Chips and Technologies, Inc., one of the first fabless semiconductor companies, from 1988 to 1992; and Senior Vice President, Corporate Finance at LF Rothschild Unterberg Towbin & Co., a merchant and investment banking firm, from 1986 to 1987.
Other Public Company Directorships: • Ingersoll Rand Inc.

Selected Directorships and Positions:

•  Chair, Board of Directors, Aeris Communications, Inc.

•  Board of Trustees, Stanford University

•  Chair, Board of Directors, Stanford Health Care

•  Board of Directors, Lucile Packard Children’s Hospital Stanford

•  Board of Directors, Management Leadership for Tomorrow

	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global • Technology Innovation	• Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

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CHRISTINE A. LEAHY
CHAIR Director since: 2019 Age 59	Ms. Leahy is our Chair, President and Chief Executive Officer. Ms. Leahy has served as President and Chief Executive officer since January 2019 and as Chair since January 2023. Prior to her current role, Ms. Leahy served as our Chief Revenue Officer from July 2017 to December 2018 and was responsible for all customer-facing units of the Company, including its corporate, public, small business, international and integrated technology solutions organizations. Prior to that role, Ms. Leahy served as our Senior Vice President-International from May 2016 to July 2017, where she led the development of the Company’s international strategy and was responsible for the performance of the Company’s international business. Ms. Leahy also was our Chief Legal Officer/General Counsel and Corporate Secretary from January 2002 to July 2017. Prior to joining CDW as the Company’s first general counsel, Ms. Leahy was a corporate partner in the Chicago office of Sidley Austin, an international business law firm, where she practiced law from 1991 to 2002.
Other Public Company Directorships: • Target Corporation

Selected Directorships and Positions:

•  Board of Trustees, Brightpoint (formerly Children’s Home & Aid)

•  Board of Directors, Northwestern Memorial Hospital

•  Board of Directors, Junior Achievement of Chicago

•  Board of Directors, The Economic Club of Chicago

•  Board of Directors, Corporate Leadership Center

	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global • Technology Innovation	• Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

SANJAY MEHROTRA	Compensation (Chair) and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2021 Age 65	Mr. Mehrotra is the President and Chief Executive Officer of Micron Technology, Inc., a producer of memory and storage solutions, a position he has held since May 2017. Prior to joining Micron, Mr. Mehrotra was the President and Chief Executive Officer of SanDisk Corporation, a provider of flash storage solutions, from January 2011 until its May 2016 sale to Western Digital Corp. Mr. Mehrotra co-founded SanDisk in 1988 and held positions of increasing authority prior to his position as President and Chief Executive Officer. Prior to SanDisk, Mr. Mehrotra held design engineering positions at Integrated Device Technology, Inc., SEEQ Technology and Intel Corporation.
	Other Public Company Directorships: • Micron Technology, Inc.	Selected Directorships and Positions: • Engineering Advisory Board, University of California, Berkeley
	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global • Technology Innovation	• Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

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DAVID W. NELMS		Nominating and Corporate Governance (Chair) Committee
LEAD INDEPENDENT DIRECTOR Director since: 2014 Age 63	Mr. Nelms currently serves as the Lead Independent Director of our Board of Directors, a position he has held since January 2023. Mr. Nelms previously served as the Non-Executive Chair from January 2020 and as our Lead Independent Director from January 2019. He is the retired Chairman and Chief Executive Officer of Discover Financial Services, a direct banking and payment services company. Mr. Nelms was named Chief Executive Officer of Discover in 2004 and was elected Chairman in 2009. He retired in September 2018 and continued as Executive Chairman of Discover until December 2018 and as an advisor until March 2019. Mr. Nelms joined Discover in 1998 as President and Chief Operating Officer. Prior to joining Discover, Mr. Nelms was with MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, Mr. Nelms was a senior product manager for Progressive Insurance and from 1986 to 1990 he was a management consultant with Bain & Company.
	Other Public Company Directorships: • None	Selected Directorships and Positions: • Executive Board, University of Florida Foundation • Board of Directors, Conserving Carolina • Board of Directors, JDRF T1D Fund
	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global • Technology Innovation	• Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

JOSEPH R. SWEDISH	Compensation and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2015 Age 72	Mr. Swedish is the retired Chairman, President and Chief Executive Officer of Anthem, Inc., a health benefits provider, now known as Elevance Health, Inc. Mr. Swedish served as President and Chief Executive Officer of Anthem from 2013 to November 2017, became Chairman in 2015 and became Executive Chairman in November 2017. From his retirement in May 2018 to May 2020, Mr. Swedish served as a Senior Advisor to Anthem. Prior to joining Anthem, Mr. Swedish was President and Chief Executive Officer of Trinity Health, an eighteen-state integrated health care delivery system, from 2004 to 2013. From 1993 to 2013, Mr. Swedish held CEO and senior executive leadership positions with Centura Health, Hospital Corporation of America and other healthcare enterprises. Mr. Swedish also is the co-founder and partner of Concord Health Partners, LLC, a private equity firm focused on strategic investing in healthcare portfolio companies.
Other Public Company Directorships: • IBM Corporation (through April 2024) • Chair, Mesoblast Limited Former Public Company Directorships (within the past 5 years): • CHP Merger Corp.

Selected Directorships and Positions:

•  Board of Directors, Centrexion Therapeutics Corporation

•  Board of Directors, Integrity Implants, Inc. dba Accelus

•  Board of Directors, Navitus Health Solutions

•  Board of Visitors, Duke University’s Fuqua School of Business

•  Board of Trustees, The Nature Conservancy in Colorado

	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Technology Innovation	• Finance, Accounting & Risk Management • People and Culture • Government and Regulatory

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DONNA F. ZARCONE		Audit and Nominating and Corporate Governance Committees
INDEPENDENT Director since: 2011 Age 66	Ms. Zarcone is the retired President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, a position she held from February 2012 to July 2020. Ms. Zarcone served as Interim President of The Economic Club of Chicago from October 2011 to February 2012. From January 2007 to February 2012, she served as the President and Chief Executive Officer of D.F. Zarcone & Associates LLC, a strategy advisory firm that she founded. Prior to founding D.F. Zarcone & Associates, Ms. Zarcone was President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, credit card and insurance services for dealers and customers of Harley-Davidson. After joining Harley-Davidson Financial Services, Inc. in 1994 as Vice President and Chief Financial Officer, Ms. Zarcone was named President and Chief Operating Officer in 1998 and served in that role until 2006. Prior to joining Harley-Davidson Financial Services, Inc., Ms. Zarcone served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. from 1982 to 1994 and in various management roles at KPMG/Peat Marwick from 1979 to 1982. Ms. Zarcone is a certified public accountant and holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University.
Other Public Company Directorships: • Cigna Corporation

Selected Directorships and Positions:

•  Board of Managers, Duchossois Capital Management

•  Board of Directors, Quinnox Inc.

•  Advisory Board, The University of Chicago Polsky Center for Entrepreneurship and Innovation

•  Vice-Chair Elect, National Board, Smithsonian Institution

•  Directorship Certification, National Association of Corporate Directors

	Key Skills and Qualifications: • Senior Leadership • Public Company Board Service • Global	• Technology Innovation • Finance, Accounting & Risk Management • People and Culture

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Director Compensation

Elements of Director Compensation

The elements of our 2023 director compensation program for non-employee directors are set forth below. Christine A. Leahy, our Chair, President and Chief Executive Officer in 2023, did not receive any additional compensation for serving as a director. Please see the “2023 Summary Compensation Table” for the compensation received by Ms. Leahy with respect to 2023.

All cash retainers are paid quarterly in arrears and, if applicable, are prorated based upon Board or chair service during the calendar year. Board members may defer cash retainers under the CDW Director Deferred Compensation Plan. Amounts credited to the CDW Director Deferred Compensation Plan will be notionally invested, as elected by the director, in the same investment options as available under the Company’s coworker 401(k) plan.

The annual Board and Lead Independent Director restricted stock unit grants vest on the first anniversary of the grant date and entitle the director to receive shares of our common stock upon vesting, subject to deferral in five-year increments. In the year of appointment to the Board, a director receives a prorated portion of the annual restricted stock unit grant value based upon the number of months between appointment and the vesting date of the most recent annual grant to incumbent directors, which prorated award vests on the same vesting date as the most recent annual grant to incumbent directors. The annual Board restricted stock unit grant vests on a prorated basis if a director does not stand for re-election or is not re-nominated for election at an annual meeting during the vesting period. The annual Lead Independent Director restricted stock unit grant vests on a prorated basis if service as Lead Independent Director terminates.

Lead Independent Director and Nominating and Corporate Governance Committee Chair Compensation

David W. Nelms was appointed as Lead Independent Director effective January 1, 2023 upon the election of Christine A. Leahy as our Chair of the Board. Mr. Nelms also serves as Chair of the Nominating and Corporate Governance Committee. In the beginning of 2023, the Nominating and Corporate Governance Committee, in consultation with the Compensation Committee, approved (1) an additional annual restricted stock unit award of $35,000 for the Lead Independent Director, subject to the same terms as the annual restricted stock unit award for all Board members and with vesting on a prorated basis if service as Lead Independent Director terminates and (2) a $15,000 annual cash retainer for the Chair of the Nominating and Corporate Governance Committee. In determining this compensation, the Nominating and Corporate Governance Committee considered input from the Compensation Committee’s independent compensation consultant and market data for the peer group of companies that the Compensation Committee uses for evaluating executive compensation as set forth in the “Compensation Discussion and Analysis - Comparison to Relevant Peer Group” section of this proxy statement.

Stock Ownership Guidelines

The Board believes that in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for non-employee directors and making recommendations to the Board.

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Pursuant to our Corporate Governance Guidelines, each non-employee director must hold equity interests in the Company’s common stock equal to at least five times the Board’s annual cash retainer. Until such guidelines are met, a director is required to retain 100% of the after-tax value of all vested equity awards earned under the Company’s non-employee director compensation program. As of the record date for the Annual Meeting, all of our non-employee directors were in compliance with the Company’s stock ownership guidelines.

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Shares owned by the director, immediate family or director trust	Unvested restricted stock units
Vested restricted stock units for which settlement has been deferred

2023 Director Compensation Table

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Virginia C. Addicott	112,500	177,538	290,038
James A. Bell	132,500	177,538	310,038
Lynda M. Clarizio	112,500	177,538	290,038
Paul J. Finnegan(3)	42,960	177,538	220,498
Anthony R. Foxx	112,500	177,538	290,038
Kelly J. Grier(4)	47,079	118,372	165,451
Marc E. Jones(4)	111,563	207,025	318,588
Sanjay Mehrotra(5)	129,889	177,538	307,427
David W. Nelms	127,500	212,604	340,104
Joseph R. Swedish(5)	115,111	177,538	292,649
Donna F. Zarcone	112,500	177,538	290,038
(1)	Stock Awards. The amounts reported represent the grant date fair value of restricted stock units granted in 2023, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). Mr. Finnegan retired from the Board immediately prior to the 2023 Annual Meeting of Stockholders. The restricted stock units granted to Mr. Finnegan in 2023 vested on a pro rated basis for his service through the date of the 2023 Annual Meeting of Stockholders in accordance with the terms of the underlying award agreement. The amount reported for Ms. Grier represents the prorated portion of her initial annual restricted stock unit grant and the amount reported for Mr. Jones represents the prorated portion of his initial annual restricted stock unit grant as well as his 2023 annual restricted stock unit grant.
(2)	Outstanding Stock Awards. The following table summarizes outstanding stock awards held by each above director on December 31, 2023, including restricted stock units on which settlement has been deferred and restricted stock units acquired through the deemed reinvestment of dividend equivalents:

Name	Restricted Stock Units Outstanding (#)
Virginia C. Addicott	14,563
James A. Bell	17,939
Lynda M. Clarizio	845
Paul J. Finnegan	–
Anthony Foxx	3,127
Kelly J. Grier	597
Marc E. Jones	992
Sanjay Mehrotra	1,906
David W. Nelms	27,511
Joseph R. Swedish	1,866
Donna F. Zarcone	15,533
(3)	In 2023, Mr. Finnegan received pro-rated fees for Board service prior to his retirement in May 2023. For 2023, Mr. Finnegan’s cash compensation for Board service was paid to Madison Dearborn Partners, LLC.
(4)	Ms. Grier and Mr. Jones joined the Board effective July 31, 2023 and January 4, 2023, respectively.
(5)	Mr. Mehrotra and Mr. Swedish each served as Compensation Committee Chair for a portion of 2023 and received pro-rated fees for such service.

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Ownership of Our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee and each of our named executive officers;
•	all members of our Board and our executive officers as a group; and
•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2024, and restricted stock units that are currently vested or vesting within 60 days as of March 1, 2024, including vested restricted stock units for which settlement has been deferred, are deemed to be outstanding and beneficially owned by the person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as otherwise indicated, all stockholdings are as of March 1, 2024, and the percentage of beneficial ownership is based on 134,328,539  shares of common stock outstanding as of March 1, 2024.

Directors and Executive Officers

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Christine A. Leahy	536,317	*	Includes 425,387 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2024. Also includes 17,250 shares indirectly held by a family trust.
Albert J. Miralles	42,915	*	Includes 27,963 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2024 and 3,580 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024.
Sona Chawla	135,898	*	Includes 116,167 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2024.
Christina M. Corley	279,817	*	Includes 207,227 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2024.
Frederick J. Kulevich	96,239	*	Includes 72,392 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2024.
Virginia C. Addicott	14,563	*	Includes 14,563 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024.
James A. Bell	21,524	*	Includes 17,939 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024.
Lynda M. Clarizio	12,623	*
Anthony R. Foxx	3,127	*	Includes 3,127 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024.
Kelly J. Grier	597	*
Marc E. Jones	992	*	Includes 992 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024.
Sanjay Mehrotra	2,903	*	Includes 1,061 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024.
David W. Nelms	27,511	*	Includes 27,511 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024.
Joseph R. Swedish	15,475	*	Includes 1,866 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024.
Donna F. Zarcone	19,090	*	Includes 14,688 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024.
All directors and executive officers as a group (15 persons)	1,209,592	0.9%	Includes 85,326 restricted stock units that are currently vested or vesting within 60 days of March 1, 2024. Also includes 849,136 shares subject to options currently exercisable or exercisable within 60 days of March 1, 2024.
*	Denotes less than 1.0%

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Principal Stockholders

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	15,693,102	11.68%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	10,883,748	8.10%
FMR LLC(3) 245 Summer Street Boston, Massachusetts 02210	7,964,083	5.93%
(1)	This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023. The Vanguard Group reported that it has shared voting power with respect to 177,379 shares of our common stock, sole dispositive power with respect to 15,117,166 shares of our common stock and shared dispositive power with respect to 575,936 shares of our common stock.
(2)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2024 reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it has sole voting power with respect to 9,993,777 shares of our common stock and sole dispositive power with respect to 10,883,748 shares of our common stock.
(3)	This information is based on a Schedule 13G filed by FMR LLC with the SEC on February 9, 2024 reporting beneficial ownership as of December 31, 2023. FMR LLC indicated that it filed this Schedule 13G on behalf of FMR LLC, and certain of its subsidiaries and affiliates (including Abigail P. Johnson, a director, Chairman and Chief Executive Officer of FMR LLC) and other companies. FMR LLC reported that it has sole voting power with respect to 6,578,925 shares of our common stock and sole dispositive power with respect to 7,964,083 shares of our common stock.

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PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2023 Annual Meeting of Stockholders, approximately 90% of the votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2023 proxy statement.

In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2023 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program.

As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our executive compensation program with the objective of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

■	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.
■	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.
■	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

PROPOSAL 2: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND THE OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY STATEMENT.

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Compensation Discussion and Analysis

Our Named Executive Officers

Christine A. Leahy	Albert J. Miralles	Sona Chawla	Christina M. Corley	Frederick J. Kulevich
Chair, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Chief Growth and Innovation Officer	Chief Commercial and Operating Officer	Senior Vice President, General Counsel & Corporate Secretary and Interim Chief People Officer

Our Compensation Discussion and Analysis (“CD&A”) is divided into three sections:

Overview	• 2023 Business Highlights • Long-Term Performance • Our Executive Compensation Program • Our Executive Compensation Practices • 2023 Say-on-Pay Vote
What We Pay And Why

•  2023 Executive Compensation Decisions

•  Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests

•  Base Salary

•  Annual Cash Incentive Awards

•  Long-Term Incentive Program

•  Other Elements of Our 2023 Executive Compensation Program

How We Make Executive Compensation Decisions

•  Our Executive Compensation Philosophies and Objectives

•  Role of the Board, Compensation Committee and our Executive Officers

•  Guidance from Independent Compensation Consultant

•  Comparison to Relevant Peer Group

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Overview

2023 Business Highlights

The power of our resilient business model, balanced portfolio of customer end-markets, and broad solutions set delivered strong gross profit results in a challenging market during 2023.

	GAAP	Non-GAAP
Net Sales	Operating Income	Operating Income
$21.4 billion	$1.7 billion	$2.0 billion
(10.0)%	(3.1)%	(0.6)%
Gross Profit	Net income per diluted share	Net income per diluted share
$4.7 billion	$8.10	$9.88
(0.7)%	(0.4)%	0.9%
Percentages are year-over-year. See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

For additional information regarding 2023 business highlights, please see the “Proxy Summary.”

Long-Term Performance

Over the past 5 years, our cumulative total shareholder return has outpaced that of both the S&P 500 Index and our 2023 compensation peer group, as described below in “Comparison to Relevant Peer Group,” and stayed relatively in line with that of the S&P 500 IT Index. We have returned $4.2 billion to shareholders through dividends and share repurchases over that time period.

The cumulative total shareholder returns over the indicated period are based on historical data and should not be considered indicative of future shareholder returns.

The cumulative total shareholder return chart compares the cumulative total shareholder return, including reinvestment of dividends, on $100 invested in CDW common stock for the period from market close on December 31, 2018 through market close on December 31, 2023, with the cumulative total return for the same time period of the same amount invested in the S&P 500 Index, the S&P 500 IT Index and our 2023 compensation peer group, as described below in “Comparison to Relevant Peer Group.”

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Our Executive Compensation Program

Our executive compensation program is designed to drive above-market results. The program is built upon our performance-driven culture and long-standing executive compensation philosophies and objectives, as described below under “Our Executive Compensation Philosophies and Objectives,” which we believe have been key contributors to our long-term success. The table below outlines each of the principal elements of the Company’s executive compensation program:

*	Represents adjusted free cash flow (“adjusted FCF”) and non-GAAP net income per diluted share (“adjusted EPS”), each calculated for incentive purposes as described below under “Long-Term Incentive Program - 2023 Long-Term Incentive Program Pay for Performance Alignment.”

The chart below illustrates the pay-for-performance design of our 2023 executive compensation program. For 2023, approximately 91% of the target compensation of our Chair, President and Chief Executive Officer was variable, with the value tied to the achievement of specified financial performance goals and/or stock price performance.

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Our Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

	What We Do		What We Don’t Do
•	Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance	•	We do not have 280G tax gross-ups
•	Long-term objectives aligned with the creation of stockholder value	•	We do not have an enhanced severance multiple upon a change in control
•	Target total compensation at the competitive market median	•	We do not have excessive severance benefits
•	Market comparison of executive compensation against a relevant peer group	•	We do not pay dividends or dividend equivalents on unearned equity awards under our long-term incentive plan
•	Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company	•	We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
•	Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan	•	We do not allow hedging or short sales of our securities, and we restrict pledging of our securities
•	Robust stock ownership guidelines
•	Clawback provisions
•	Annual say-on-pay vote
•	Limited perquisites
•	Annual equity awards are granted following the release of the Company’s annual earnings report

2023 Say-on-Pay Vote

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. Our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 96% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders since our IPO in 2013. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 90% of the votes cast for the Company’s say-on-pay vote at our 2023 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2023 say-on-pay vote.

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What We Pay and Why

2023 Executive Compensation Decisions

Consistent with our pay-for-performance philosophy and executive compensation program objectives described below, in determining the 2023 pay mix and target executive compensation levels for each NEO, the Compensation Committee and our Chair, President and Chief Executive Officer (in making recommendations regarding NEO compensation other than her own) considered, as applicable:

•	each NEO’s prior performance, tenure and leadership, including leadership on ESG initiatives;
•	Company performance;
•	the compensation levels paid to similarly situated executive officers at the Company;
•	the competitive median of the market to provide a perspective on external practices, with adjustments made to more closely align compensation with the median of the market data for executives with similar positions; and
•	input from the Compensation Committee’s independent compensation consultant.

Consistent with the Company’s long-standing compensation philosophy, a significant portion of each NEO’s 2023 annual target cash compensation was at risk to provide a strong connection between pay and performance. In addition, a majority of our NEOs’ total target direct compensation and all 2023 compensation increases were delivered in the form of long-term incentive awards to align the NEOs’ interests with stockholders through the risks and rewards of equity ownership and to further support the execution of the Company’s long-term strategy.

Alignment of Executive Compensation Program with Operational Performance and Stakeholder Interests

Our executive compensation program is designed to drive sustained meaningful profitable growth and stockholder value creation by paying-for-performance, aligning with stockholder interests through the risks and rewards of equity ownership and attracting and retaining the right talent. A fundamental design of our executive compensation program is to align all members of senior management around common performance goals. The Compensation Committee selects performance goals that it believes are core drivers of the Company’s performance and success and are aligned with the interests of our various stakeholders, including coworkers, customers, partners and stockholders. By using performance goals under the Company’s incentive programs that are based on operating income, earnings per share and free cash flow, as adjusted in accordance with the terms of the awards, as well as market share gains, the Compensation Committee believes that the program reflects an appropriate balance with respect to incentivizing top-line growth, profitability and cash flow generation.

To drive performance against program goals, when communicating the goals to the senior management team, the Company includes communications on what members of senior management, together with their teams, can do on a daily basis to impact achievement of these goals. We believe this understanding of the link between individual/team performance and the achievement of the Company’s performance goals helps the entire organization focus on those actions that have the greatest potential to drive sustained meaningful profitable growth and stockholder value creation.

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Base Salary

The Compensation Committee generally sets base salaries for executives, including our NEOs, below the competitive market median of salaries for executives in similar positions. For each of our NEOs, annual base salary levels remained unchanged from the 2022 annual base salary levels. The table below sets forth the 2023 annual base salary level for each of our NEOs:

Named Executive Officer	2023 Base Salary
Christine A. Leahy	$1,000,000
Albert J. Miralles	$650,000
Sona Chawla	$675,000
Christina M. Corley	$675,000
Frederick J. Kulevich	$500,000

Annual Cash Incentive Awards

We provide our senior management with an opportunity to earn short-term incentive compensation through our annual cash incentive bonus program, the Senior Management Incentive Plan (“SMIP”). In general, the SMIP opportunity represents a majority of a NEO’s total target cash compensation opportunity.

Setting the Target Opportunity under SMIP

Because our NEO base salary levels historically have been targeted to be below the competitive market median, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range. For each of the NEOs, the SMIP target opportunities remain unchanged from the 2022 SMIP target opportunities.

2023 SMIP Pay for Performance Alignment

Each year, the Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under SMIP that incentivize above market performance. The Compensation Committee used the same methodology it had in prior years to set 2023 SMIP targets, with 2022 performance as a baseline from which to measure growth. Factors considered by the Compensation Committee in establishing the performance goals included U.S. IT market growth rate expectations and our market share gain expectations, as well as assumptions regarding our productivity gains and investments, with each of the expectations and assumptions based on the operating environment at the time.

For 2023, the Compensation Committee established the following goals and payout levels under the 2023 SMIP:

•	Consistent with the 2022 SMIP design, the Compensation Committee chose non-GAAP operating income and market share growth (based upon sales growth relative to market) as the 2023 SMIP performance goals. The Compensation Committee chose this combination of non-GAAP operating income and market share growth as performance goals because together they take into account not only the Company’s absolute performance but also performance relative to the market.
•	The non-GAAP operating income performance goal was set at $2,146.5 million, which was based on the Company’s operating plan at the time and on a growth rate above U.S. IT market growth rate expectations. When establishing the performance goals under SMIP, the Compensation Committee determined to exclude the items set forth in the non-GAAP operating income reconciliation included in Appendix A. In addition, the Compensation Committee determined to exclude from the payout calculations the effect of currency fluctuations.
•	Threshold was set using final 2022 non-GAAP operating income results.
•	Formulaic payout range from 0% to 200% of target awards for performance against the non-GAAP operating income performance goal.
•	Market share governor would reduce operating income-based payouts at all performance levels unless the Company gained market share.

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The threshold, target and maximum payout opportunities under the 2023 SMIP formulaic payout curve are set forth below:

	Non-GAAP Operating Income performance goal(2)		Market share governor(3)
Payout opportunity(1)	Non-GAAP Operating Income (in millions)	% attainment of performance goal	Grow (% of target bonus)	Constant/Decline (% of target bonus)
Maximum	$2,361.2	110%	200%	180%
Non-GAAP Operating Income Target	$2,146.5	100%	100%	90%
Threshold	$2,050.5	96%	25%	15%

(1)	Payouts are determined based on various performance achievement levels for non-GAAP operating income and market share changes. Payouts are determined based on various performance achievement levels, including but not limited to threshold, target and maximum, with payouts for performance between these various performance achievement levels calculated using straight line interpolation.
(2)	Non-GAAP operating income is defined as operating income, adjusted for the items set forth in the Company’s earnings releases, which may include, among other items, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and related payroll taxes, and acquisition and integration expenses.
(3)	Market share changes were measured using IT market growth estimates.

2023 SMIP Results and Payouts

Based on the methodology described above, our 2023 non-GAAP operating income measured for SMIP purposes was $2,040.6 million and the Compensation Committee determined that our market share grew. Because the Compensation Committee determined that we did not achieve threshold performance with respect to the non-GAAP operating income performance goal, none of our NEOs received payouts under the 2023 SMIP.

The table below sets forth the 2023 SMIP bonus targets and resulting payout levels for each of our NEOs based upon 2023 performance.

Named Executive Officer	SMIP Bonus Target	2023 SMIP Payout
Christine A. Leahy	$2,000,000	$0
Albert J. Miralles	$800,000	$0
Sona Chawla	$825,000	$0
Christina M. Corley	$825,000	$0
Frederick J. Kulevich	$550,000	$0

Long-Term Incentive Program

Under our long-term incentive program, the Compensation Committee has the authority to award various forms of long-term incentive grants, including stock options, performance-based awards and RSUs. The Compensation Committee’s objectives for the 2023 long-term incentive awards were to:

•	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.
•	Establish a direct link between compensation and the achievement of longer-term financial objectives.
•	Retain the services of executives through multi-year vesting provisions.

For 2023, the annual long-term incentive grant was delivered in the form of PSUs and stock options, with the following key elements to drive Company performance and align with stockholder interests:

PSUs	• 50% of target long-term incentive opportunity
• 2023-2025 performance period with 0% - 200% payout curve (threshold payout of 25%)
• Vest at the end of the performance period based upon attainment of (1) cumulative annual adjusted FCF and (2) cumulative annual adjusted EPS performance goals, each calculated independently as described below and weighted equally
Stock Options	• 50% of target long-term incentive opportunity
• Only have value if CDW stock price increases
• Vest in 1/3 annual increments with 10 year maximum term

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2023 Long-Term Incentive Program Pay for Performance Alignment

For 2023, 100% of the long-term incentive awards granted to the NEOs consisted of performance-based equity awards. Stock options have value to an award recipient only if our stock price appreciates, while PSUs have value if and only to the extent that the pre-established quantitative performance metrics relating to adjusted FCF and adjusted EPS, as described below and weighted equally, are achieved during the three-year performance period. The Compensation Committee selected adjusted FCF and adjusted EPS as the metrics for the PSUs because it believes successful performance against these measures promotes the creation of long-term stockholder value. In selecting these metrics, the Compensation Committee focused on cash flow and earnings as critical measures of operational success and value creation, but distinguished the PSU metrics from the SMIP metric (non-GAAP operating income). By including interest and taxes in both metrics and working capital in adjusted FCF, the Compensation Committee intends to provide a stronger linkage to longer-term growth in stockholder value.

The Compensation Committee established the PSU performance goals to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.

Under the PSU agreements, adjusted EPS and adjusted FCF are generally calculated as follows:

(1)	The adjusted EPS performance goals and adjusted EPS results under the 2023 PSU awards will be determined on a constant currency basis as the Compensation Committee believed that compensation should not be based on factors outside of the control of program participants.
(2)	Non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt and acquisition and integration expenses.
(3)	Adjusted free cash flow is defined as cash flows provided by operating activities less capital expenditures, adjusted to include certain cash flows from financing activities incurred in the normal course of operations or as capital expenditures.
(4)	Other non-recurring and unanticipated events not already adjusted for in non-GAAP net income or adjusted free cash flow.

Setting Award Levels under 2023 Long-Term Incentive Program

In determining the 2023 annual long-term incentive award levels for NEOs, the Compensation Committee compared the target total direct compensation of each NEO to the competitive market median and increased 2023 award levels as compared to 2022 award levels based on the factors described above under “2023 Executive Compensation Decisions.”

The table below sets forth the target award value, as of the date of grant, of the annual long-term incentive awards received by each NEO under our 2023 long-term incentive program, which was delivered 50% in PSUs and 50% in stock options:

Named Executive Officer	Amount
Christine A. Leahy	$8,000,000
Albert J. Miralles	$2,415,000
Sona Chawla	$3,000,000
Christina M. Corley	$3,000,000
Frederick J. Kulevich	$1,625,000

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2021 Long-Term Incentive Program Results and Payouts

Under the terms of the PSUs granted as part of the 2021 long-term incentive program, 2023 represented the final year of the three-year performance period. The 2021 PSUs vested based on the attainment of cumulative performance goals relating to adjusted FCF and adjusted EPS during the 2021-2023 performance period, with each goal weighted equally in the determination of the vesting level. These performance goals were set in February 2021 based on the Company’s strategic plans at the time. Based on performance, participants were eligible to receive a payout ranging from 0% - 200% of target, with a threshold payout opportunity equal to 25% of target if threshold performance for only one performance goal is achieved and 50% of target if threshold performance for both goals is achieved.

The threshold, target and maximum payout opportunities under the 2021 PSU payout curve are set forth below:

2021-2023 PERFORMANCE GOALS(1)
	Adjusted EPS				Adjusted FCF
Payout opportunity(2)	Payout (% of target)		Adjusted EPS	% attainment of performance goal	Adjusted FCF (in millions)		% attainment of performance goal
Maximum	200%		$27.30	115.0%	$2,706.6		115.0%
Target	100%		$23.74	100.0%	$2,353.6	(4)	100.0%
Threshold	50	%(3)	$21.29	89.7%	$2,000.5		85.0%
(1)	Under the terms of the 2021 PSU agreements, adjusted EPS and adjusted FCF were each weighted equally and calculated as described above with respect to the 2023 PSU awards.
(2)	Payouts are determined based on various performance achievement levels for adjusted EPS and adjusted FCF. Payouts are determined based on various performance achievement levels, including but not limited to threshold, target and maximum, with payouts for performance between these various performance achievement levels calculated using straight line interpolation.
(3)	Threshold payout for purposes of this table assumes that threshold performance of each goal is achieved. If threshold performance for only one goal is achieved, then the payout, as a percentage of target, would be 25%.
(4)	Under the payout curve, the Compensation Committee established a range of $2,283.0 million to $2,424.2 million (97.0% to 103.0% of target) for the achievement levels that would have resulted in a target payout for the adjusted FCF performance goal.

For the 2021-2023 performance period, the Company achieved cumulative adjusted EPS and cumulative adjusted FCF of $27.77 and $3,325.2 million, respectively, resulting in the vesting level for the 2021 PSU awards at 200% of target.

The table below sets forth the target number of 2021 PSUs and the number of shares earned based on actual performance during the 2021-2023 performance period:

Named Executive Officer	2021 Target PSUs (#)	Shares Earned under 2021 PSUs (#)(1)
Christine A. Leahy	17,803	35,606
Albert J. Miralles	1,739	3,478
Sona Chawla	8,740	17,480
Christina M. Corley	8,740	17,480
Frederick J. Kulevich	3,318	6,636
(1)	Pursuant to the terms of the award agreements, participants are eligible to receive dividend equivalents with respect to dividends paid prior to the settlement of the award. The earned shares reported in this table do not include additional shares acquired through the deemed reinvestment of dividend equivalents prior to settlement of the award. The earned shares, including shares acquired through the deemed reinvestment of dividends through December 31, 2023, are reported in the 2023 Option Exercises and Stock Vested Table. PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.

Other Elements of Our 2023 Executive Compensation Program

Employment Arrangements

The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her initial base salary, SMIP target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance and the executive’s compensation protection agreement (the “Compensation Protection Agreement”) described below. The terms of the offer letter are determined after considering the compensation levels paid to similarly situated executive officers at the Company, the competitive median of the market data to provide a perspective on external practices, input from the Compensation Committee’s independent compensation consultant and the compensation deemed necessary to induce the executive to join the Company.

Severance Arrangements

During 2023, each of the NEOs were subject to a Compensation Protection Agreement that provided for severance benefits upon certain qualifying terminations of employment with the Company. The Compensation Committee believes that these

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severance benefits: (1) help secure the continued employment and dedication of our NEOs; (2) enhance the Company’s value to a potential acquirer because our NEOs have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the Compensation Protection Agreements do not include change in control-related tax gross-ups and are for a three-year fixed term (which is scheduled to expire on January 1, 2026), with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

Additional information regarding the employment arrangements with each of our NEOs, including, with respect to each of our NEOs, a quantification of benefits that would have been received by each such NEO had his or her employment terminated on December 31, 2023, is provided under “2023 Potential Payments upon Termination or Change in Control.”

Nonqualified Deferred Compensation Plan

The Company maintains the CDW LLC Nonqualified Deferred Compensation Plan (the “NQDC Plan”), which allows coworkers who meet the plan eligibility requirements, including the NEOs, to elect to defer the receipt of a portion of their base salaries and bonuses. The NQDC Plan permits the crediting by the employer of additional amounts to the deferral accounts of participants, although no such additional contributions were made for 2023. The Compensation Committee believes that the NQDC Plan supports the Company’s compensation objectives of attracting and retaining talent. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan to our coworkers. Additional information regarding the NQDC Plan is provided under “2023 Nonqualified Deferred Compensation.”

Other Benefits

Our NEOs participate in our corporate-wide benefit programs. Our NEOs are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan.

The Company also maintains an executive health program for members of the Company’s executive committee, including each of the NEOs, pursuant to which the NEOs are each eligible to receive an executive physical exam. The Compensation Committee believes that providing executive physical exams is in the interests of the Company and its stockholders and, as in the case of the NQDC Plan, supports the Company’s compensation objectives of attracting and retaining talent.

Clawback Provisions

During 2023, the Company adopted a new clawback policy designed to comply with the requirements of the Nasdaq listing standards implementing the clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act. In general, this policy requires the Company to recoup from certain current and former executive officers of the Company erroneously-awarded incentive-based compensation in the event of certain required accounting restatements, regardless of any misconduct or fault on the part of the executive officer. In addition, the Company’s equity award agreements include clawback provisions allowing the Company to clawback award proceeds in the event the NEO violates restrictive covenants relating to noncompetition, nonsolicitation and confidentiality.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. Until this minimum level is met, an executive officer is required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of performance shares/units and restricted shares/units. The charts below show the salary multiple guidelines and the equity holdings that count towards these guidelines. As of the record date, all of our NEOs were in compliance with the Company’s stock ownership guidelines.

Named Executive Officer	Guideline
Chair, President and Chief Executive Officer	6x salary
Chief Commercial and Operating Officer	5x salary
Chief Growth and Innovation Officer	5x salary
Other Executive Officers	3x salary

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Shares owned by the executive, immediate family or executive trust	Vested and unvested stock options
Shares owned through the Company’s Coworker Stock Purchase Plan	Unvested RSUs and PSUs

Hedging, Short Sales and Pledging Policies

Our executive officers are prohibited from hedging and short sales transactions with respect to our securities. In addition, our executive officers are prohibited from pledging our securities except in limited circumstances with pre-approval. For a further description of these policies, please see “Corporate Governance - Hedging, Short Sales and Pledging Policies.”

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How We Make Executive Compensation Decisions

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. The Compensation Committee’s goal has been to implement an executive compensation program that continues to drive above-market results and that is built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been key contributors to our long-term success:

Role of the Board, Compensation Committee and our Executive Officers

The Compensation Committee is responsible for determining the compensation of our Chair, President and Chief Executive Officer and each of our other executive officers. In setting the compensation of our Chair, President and Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of our Chair, President and Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account our Chair, President and Chief Executive Officer’s review of each executive officer’s performance and her recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.

Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. The Compensation Consultant provides services related to the competitive review of our executive compensation pay levels and programs; the structure of our incentive plans, including the pay mix, performance metrics, performance targets and ranges, and other related design provisions; the structure of other compensation policies, such as our severance and change-in-control plans, clawback provisions, and stock ownership policies; and compensation design and levels for nonemployee members of our Board. Additionally, the Compensation Consultant provides updates on executive compensation trends and regulatory developments and assists in preparing compensation-related public filings. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. Other than services provided to the Compensation Committee, the Compensation Consultant did not provide any services to the Company with respect to 2023. The Compensation Committee reviewed the independence of the Compensation Consultant under Nasdaq and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

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Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as a general industry surveys. In selecting companies for our peer group, the Compensation Committee considers all publicly traded companies in the US or Canada classified in a broad range of industries that meet one or more of the following peer group selection criteria established by the Compensation Committee:

   Similar size in terms of revenue and/or market capitalization

   Operates in a business-to-business distribution environment

   Member of the technology industry

   Similar customers (i.e., business, government, healthcare, and education)

   Services and/or solutions provider

   Similar margins

   Comparable percentage of international sales

   The Company is frequently identified as a peer by the other peer companies or the leading proxy advisory firms

   Identified by the Company as a competitor

During 2023, the Compensation Committee utilized the peer group set forth below, which was the same peer group that was utilized for evaluating 2022 compensation decisions. Based on data compiled by the Compensation Consultant at the time the peer group was approved, our revenues were between the median and 75th percentile of our peer group, and our market capitalization was between the 75th and 100th percentile of our peer group. This peer group was used for evaluating 2023 compensation decisions with respect to the NEOs.

* Synnex Corporation at time of approval of peer group

The Compensation Consultant provides competitive data utilizing peer group proxy data and the Company also receives revenue size-adjusted survey data from Aon Radford, FW Cook, and WTW. In reviewing the size-adjusted compensation survey data from Aon Radford, FW Cook, and WTW. The Compensation Committee does not review data from the specific companies included in the surveys. For Ms. Leahy, the peer group was the primary market data source for evaluating 2023 base salary, annual cash incentive award opportunity and long-term incentive opportunity, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other NEOs, the Compensation Committee reviewed both peer group data and compensation survey data when evaluating the 2023 base salary, annual cash incentive award opportunities and long-term incentive opportunities. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

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Compensation Committee Report

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Sanjay Mehrotra, Chair
Lynda M. Clarizio
Anthony R. Foxx
Joseph R. Swedish

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2023 Executive Compensation

2023 Summary Compensation Table

The following table provides information regarding the compensation earned by our NEOs for fiscal years ended December 31, 2023 and 2022 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Christine A. Leahy Chair, President and Chief Executive Officer	2023	1,000,000	—	4,000,020	3,999,979	—	20,377	9,020,376
	2022	985,288	—	3,500,002	3,536,819	2,900,000	193,713	11,115,822
	2021	925,000	—	2,750,029	2,823,088	2,430,900	14,886	8,943,903
Albert J. Miralles Senior Vice President and Chief Financial Officer	2023	650,000	—	1,207,469	1,207,494	—	15,817	3,080,780
	2022	650,000	—	1,099,917	1,111,551	1,160,000	13,094	4,034,562
	2021	185,000	300,000	3,249,987	359,179	1,401,600	4,295	5,500,061
Sona Chawla Chief Growth and Innovation Officer	2023	675,000	—	1,500,034	1,499,984	—	13,808	3,688,826
	2022	645,577	—	1,425,045	1,439,969	1,196,250	17,114	4,723,955
	2021	525,000	—	1,350,068	1,385,861	1,270,200	251,128	4,782,257
Christina M. Corley Chief Commercial and Operating Officer	2023	675,000	—	1,500,034	1,499,984	—	15,878	3,690,896
	2022	645,577	—	1,425,045	1,439,969	1,196,250	21,020	4,727,861
	2021	525,000	—	1,350,068	1,385,861	1,270,200	14,584	4,545,713
Frederick J. Kulevich Senior Vice President, General Counsel & Corporate Secretary and Interim Chief People Officer	2023	500,000	—	812,421	812,529	—	16,398	2,141,348
	2022	485,288	—	774,961	783,132	797,500	19,600	2,860,481

(1)	Bonus. The amount reported in this column for Mr. Miralles represents a cash sign-on bonus, which was subject to repayment in the event that Mr. Miralles voluntarily resigned from the Company or if the Company terminated his employment for cause within one year of his start date.
(2)	Stock awards. The amounts reported in this column represent the grant date fair value of PSUs and RSUs granted in the applicable year, calculated in accordance with ASC 718. The amounts included in 2023 for the PSU awards are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2023 PSU awards, the maximum value of these awards at the grant date would be as follows: Ms. Leahy-$8,000,040; Mr. Miralles-$2,414,938; Ms. Chawla-$3,000,068; Ms. Corley-$3,000,068; and Mr. Kulevich-$1,624,842.
(3)	Option awards. The amounts reported in this column represent the grant date fair value of stock option awards granted in the applicable year, calculated in accordance with ASC 718. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2023 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Non-equity incentive plan compensation. As disclosed in the CD&A, the NEOs did not receive a payout under the 2023 SMIP. Please see the CD&A for further information regarding the 2023 SMIP.
(5)	All other compensation. “All Other Compensation” for 2023 consists of (i) Company-paid supplemental disability premiums, (ii) the costs associated with an executive physical, which for healthcare privacy reasons each NEO has been attributed a cost of $4,295 regardless of whether such benefit was used, (iii) matching and profit sharing contributions to 401(k) accounts; (iv) for Ms. Leahy, reimbursements for certain personal travel; and (v) for Mss. Leahy and Corley, a gift received at a sales event by all event attendees.

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2023 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our NEOs in 2023 under the SMIP and the equity awards received by our NEOs in 2023 under the CDW Corporation 2021 Long-Term Incentive Plan (“2021 LTIP”).

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number	All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value of
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#)	Securities Underlying Options (#)(3)	Price of Option Awards ($)	Stock and Option Awards ($)(4)
Christine A. Leahy	—	300,000	2,000,000	4,000,000	—	—	—	—	—	—	—
	2/15/2023	—	—	—	4,704	18,813	37,626	—	—	—	4,000,020
	2/15/2023	—	—	—	—	—	—	—	61,595	212.62	3,999,979
Albert J. Miralles	—	120,000	800,000	1,600,000	—	—	—	—	—	—	—
	2/15/2023	—	—	—	1,420	5,679	11,358	—	—	—	1,207,469
	2/15/2023	—	—	—	—	—	—	—	18,594	212.62	1,207,494
Sona Chawla	—	123,750	825,000	1,650,000	—	—	—	—	—	—	—
	2/15/2023	—	—	—	1,764	7,055	14,110	—	—	—	1,500,034
	2/15/2023	—	—	—	—	—	—	—	23,098	212.62	1,499,984
Christina M. Corley	—	123,750	825,000	1,650,000	—	—	—	—	—	—	—
	2/15/2023	—	—	—	1,764	7,055	14,110	—	—	—	1,500,034
	2/15/2023	—	—	—	—	—	—	—	23,098	212.62	1,499,984
Frederick J. Kulevich	—	82,500	550,000	1,100,000	—	—	—	—	—	—	—
	2/15/2023	—	—	—	956	3,821	7,642	—	—	—	812,421
	2/15/2023	—	—	—	—	—	—	—	12,512	212.62	812,529

(1)	These amounts represent threshold, target and maximum cash award levels set in 2023 under the SMIP. As noted in the CD&A, none of the NEOs received a payout under the 2023 SMIP.
(2)	These amounts represent the threshold, target and maximum PSUs granted under the 2021 LTIP. Because the performance goals are measured independently, the threshold PSUs reported in this table reflect payout for threshold performance with respect to only one of the performance goals. PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share. For actively employed executives, these PSUs are scheduled to vest on December 31, 2025, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2023-2025 performance period. The number of units subject to a PSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying PSUs. Please see the CD&A for further information regarding this award.
(3)	These amounts represent stock options granted under the 2021 LTIP. These options are scheduled to vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	The amounts reported represent the grant date fair value associated with the grant of these PSUs and stock option awards, as computed in accordance with ASC 718. In the case of the PSUs, the grant date fair value is calculated based on the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 13 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

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2023 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes outstanding option awards and unvested stock awards held by each NEO on December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(7)
Christine Leahy	40,917	—	58.90	2/28/2027	—	—	—	—
	41,230	—	73.49	2/27/2028	—	—	—	—
	91,739	—	95.57	2/25/2029	—	—	—	—
	106,247	—	98.21	3/9/2030	—	—	—	—
	46,643	23,322(1)	154.47	3/9/2031	—	—	—	—
	27,379	54,758(2)	171.30	2/24/2032	—	—	20,929(8)	4,757,580
	—	61,595(3)	212.62	2/15/2033	—	—	19,042(9)	4,328,627
Albert J. Miralles	4,556	2,279(4)	201.25	9/7/2031	3,580(6)	813,806	—	—
	8,604	17,210(2)	171.30	2/24/2032	—	—	6,577(8)	1,495,084
	—	18,594(3)	212.62	2/15/2033	—	—	5,748(9)	1,306,635
Sona Chawla	51,828	—	98.21	3/9/2030	—	—	—	—
	22,897	11,449(1)	154.47	3/9/2031	—	—	—	—
	11,147	22,294(2)	171.30	2/24/2032	—	—	8,522(8)	1,937,221
	—	23,098(3)	212.62	2/15/2033	—	—	7,141(9)	1,623,292
Christina M. Corley	30,923	—	73.49	2/27/2028	—	—	—	—
	47,180	—	95.57	2/25/2029	—	—	—	—
	64,785	—	98.21	3/9/2030	—	—	—	—
	22,897	11,449(1)	154.47	3/9/2031	—	—	—	—
	11,147	22,294(2)	171.30	2/24/2032	—	—	8,522(8)	1,937,221
	—	23,098(3)	212.62	2/15/2033	—	—	7,141(9)	1,623,292
Frederick J. Kulevich	13,743	—	73.49	2/27/2028	—	—	—	—
	14,416	—	95.57	2/25/2029	—	—	—	—
	14,900	—	98.21	3/9/2030	—	—	—	—
	8,692	4,347(1)	154.47	3/9/2031	—	—	—	—
	6,062	12,125(2)	171.30	2/24/2032	—	—	4,634(8)	1,053,400
	—	12,512(3)	212.62	2/15/2033	—	—	3,868(9)	879,274

(1)	These stock options were awarded on March 9, 2021, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(2)	These stock options were awarded on February 24, 2022, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(3)	These stock options were awarded on February 15, 2023 and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	These stock options were awarded on September 7, 2021, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(5)	RSU and PSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(6)	These RSUs were awarded on September 7, 2021, and vested on March 15, 2024. The amount reported includes RSUs acquired through the deemed reinvestment of dividend equivalents.
(7)	The market value of shares or units of stock that have not vested reflects a stock price of $227.32, our closing stock price on December 29, 2023.
(8)	These PSUs were awarded on February 24, 2022 and vest on December 31, 2024, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2022-2024 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.
(9)	These PSUs were awarded on February 15, 2023 and vest on December 31, 2025, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2023-2025 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include PSUs acquired through the deemed reinvestment of dividend equivalents.

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2023 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2023 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christine A. Leahy	51,437	9,220,097	36,822	8,370,313
Albert J. Miralles	—	—	11,686	2,343,058
Sona Chawla	—	—	19,345	4,361,303
Christina M. Corley	83,099	14,256,620	18,077	4,109,227
Frederick J. Kulevich	—	—	6,863	1,559,997

(1)	In the case of each of the NEOs, the shares reported in this column represent shares acquired upon the vesting of PSU awards granted in 2021 and which vested on December 31, 2023 based on the achievement of performance goals relating to adjusted FCF and adjusted EPS over the 2021-2023 performance period, including shares acquired through the deemed reinvestment of dividend equivalents. In addition, the shares reported in this column with respect to Ms. Chawla include shares acquired upon the vesting of RSUs granted on January 21, 2020 and which vested on January 21, 2023, including shares acquired through the deemed reinvestment of dividend equivalents. In addition, the shares reported in this column with respect to Mr. Miralles represent shares acquired upon the vesting of RSUs granted on September 7, 2021 and which vested on March 15, 2023, including shares acquired through the deemed reinvestment of dividend equivalents. PSU and RSU award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(2)	The market value for the PSU and RSU awards that vested during 2023 is based upon the closing stock price on the applicable date.

2023 Nonqualified Deferred Compensation Table

Pursuant to the NQDC Plan, certain executives, including each of the NEOs, may defer base salary and amounts payable under the SMIP. Executives may elect to defer up to 50% of their base salary and up to 90% of their SMIP payout. Under the terms of the NQDC Plan, company matching or employer contributions may be credited to the plan, although no such matching or employer contributions were made for 2023. Any matching or employer contributions are subject to vesting in 20% increments over five years. Participants may elect to have amounts paid upon a termination of employment or specified date, with the payout period ranging from five to 15 years, subject to earlier payout upon death or disability. Amounts credited to the NQDC Plan are notionally invested, as elected by the participant, in the same investment options as available under the Company’s 401(k) plan.

2023 Nonqualified Deferred Compensation Table

The following table provides information concerning participation in the NQDC Plan during 2023.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Christine A. Leahy	—	—	200,292	—	976,537
Albert J. Miralles	—	—	24,153	—	256,153
Sona Chawla	—	—	—	—	—
Christina M. Corley	—	—	—	—	—
Frederick J. Kulevich	—	—	—	—	—

(1)	Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2022 and 2021: Ms. Leahy, 2021 - $887,035; and Mr. Miralles, 2022 - $232,000.

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2023 Potential Payments Upon Termination or Change in Control

During 2023, the NEOs were each subject to a Compensation Protection Agreement that provided for certain severance benefits upon a qualifying termination of employment. These severance arrangements have a three-year fixed term (which is scheduled to expire on January 1, 2026), with certain term extensions in the event of a “potential change in control” or “change in control” during the term. Each NEO is also a participant in the Company’s equity award program, which provides for accelerated vesting of outstanding equity awards upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment and service arrangements that were in effect on December 31, 2023 and the equity award program as well as estimates of the payments and benefits each NEO would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2023 and the closing price of a share of our common stock on December 29, 2023. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of a NEO’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

For purposes of determining severance benefits under the NEOs’ Compensation Protection Agreements, a qualifying termination means termination of the NEO’s employment (1) by the Company other than (A) for “cause,” (B) the NEO’s death or (C) the NEO’s disability, or (2) by the NEO for good reason.

If the employment of a NEO is terminated for any reason other than a qualifying termination of employment, the NEO is entitled to receive his or her “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation and other cash compensation accrued by the NEO to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements and other cash entitlements accrued by the NEO to the extent not paid as of the date of termination. If the employment of a NEO is terminated due to retirement under a retirement plan of the Company or by resignation of the executive other than for good reason, the NEO also may, in the discretion of the Compensation Committee, be awarded an annual incentive bonus, prorated through the effective date of the NEO’s termination of employment. If the employment of a NEO is terminated due to the NEO’s death or disability, the NEO or his or her estate, as applicable, also is entitled to receive an annual incentive bonus (based on the target bonus under the Company’s SMIP), prorated through the effective date of the NEO’s termination of employment.

If the employment of a NEO is terminated due to a qualifying termination, the NEO is entitled to receive the following payments and benefits under his or her Compensation Protection Agreement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the NEO would have received had he or she remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of two times the NEO’s base salary; (4) payment of two times the NEO’s SMIP bonus that would have been earned had the NEO remained employed by the Company for the full year in which the termination occurs, based on actual performance (provided that if the termination occurs after a change in control, the SMIP bonus will be equal to two times the NEO’s average SMIP bonus for each of the three fiscal years ending prior to the change in control); (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the NEO becomes eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the NEO, the Company will instead provide a cash payment, subject to any applicable withholding taxes, that is sufficient to purchase comparable benefits); and (6) outplacement services of up to $30,000. The Compensation Protection Agreements for Mss. Leahy, Chawla and Corley provide that in the event of a termination of employment for any reason other than a termination by the Company for “cause,” then upon the expiration of any continued medical coverage period under her Compensation Protection Agreement and the COBRA continuation coverage period, the executive and her spouse and dependents are entitled to continued access to the Company’s medical plan until the executive and her spouse become eligible for Medicare (or the earlier occurrence of certain other events specified in the executive’s Compensation Protection Agreement), with the full cost of such continued coverage to be paid by the executive. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the NEO’s execution of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

Under the terms of the Compensation Protection Agreements, if the payments and benefits to a NEO under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the NEO receiving a higher net after-tax amount.

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Outstanding Equity Awards

Under the terms of the 2023, 2022 and 2021 option awards, the options will become 100% vested upon (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the NEO for good reason within two years following a change in control or (iii) a change in control pursuant to which the option awards are not effectively assumed or continued in such transaction. In addition, in the event of the NEO’s retirement after the six month anniversary of the date of grant, the options will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the NEO continues to comply with restrictive covenants relating to noncompetition, nonsolicitation and confidentiality through the vesting period.

With respect to the outstanding PSU awards, upon a termination of employment due to death or disability, the PSUs will become fully vested, with the performance goals deemed satisfied at target levels (in the event of a death or termination for disability occurring prior to the 24-month anniversary of the first day of the performance period) or based on the projected level of performance through the end of the performance period (in the event of a death or termination for disability occurring on or after the 24-month anniversary of the first day of the performance period). Upon a termination of employment due to retirement after the six month anniversary of the date of grant, the NEO will be entitled to a prorated award based on actual performance through the end of the performance period, subject to the NEO’s continued compliance with restrictive covenants relating to noncompetition, nonsolicitation and confidentiality. In the event of a change in control prior to the 24-month anniversary of the first day of the performance period, the performance goals will be deemed to have been satisfied at target performance. If, however, the change in control occurs on or after the 24-month anniversary of the first day of the performance period, the performance goals will be determined by the Compensation Committee based on the projected level of performance through the end of the performance period. In the event of a change in control in which the awards are not effectively assumed, the awards will be settled within 70 days of such change in control. For awards effectively assumed in a change in control, the settlement of the awards will be accelerated if the NEO’s employment is terminated without cause or due to good reason within 24 months following the change in control.

With respect to Mr. Miralles’ outstanding RSU award, the RSUs will become 100% vested upon (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by Mr. Miralles for good reason within two years following a change in control or (iii) a change in control pursuant to which the RSUs are not effectively assumed or continued in such transaction.

For purposes of the Company’s equity plans, a change in control generally occurs upon (1) an unapproved change in the majority composition of the Board during a 24-month period, (2) certain acquisitions of 35% or more of the Company’s outstanding voting securities, or (3) certain corporate transactions, including certain mergers, dissolutions, liquidations or the sale of substantially all of the Company’s assets.

With respect to each equity award under the Company’s equity plans, retirement means the NEO’s termination of employment after the six month anniversary of the date of grant of the applicable equity award and at a time when (1) the NEO has attained age 55 and (2) the sum of the NEO’s age and years of employment with or service to the Company or its subsidiaries equals or exceeds 65.

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Potential Payments Upon a Qualifying Termination of Employment Absent a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)	Welfare Benefits ($)(3)	Outplacement ($)(4)	Aggregate Payments ($)
Christine A. Leahy	2,000,000	—	37,616	30,000	2,067,616
Albert J. Miralles	1,300,000	—	51,515	30,000	1,381,515
Sona Chawla	1,350,000	—	42,188	30,000	1,422,188
Christina M. Corley	1,350,000	—	47,232	30,000	1,427,232
Frederick J. Kulevich	1,000,000	—	47,368	30,000	1,077,368

(1)	A qualifying termination means termination of the NEO’s employment (1) by the Company other than (A) for “cause,” (B) the NEO’s death or (C) the NEO’s disability, or (2) by the NEO for good reason.
(2)	Amounts reported in this column represent two times the sum of (i) the NEO’s base salary and (ii) the NEO’s annual incentive bonus target for 2023 multiplied by the 2023 SMIP payout percentage. Under the Compensation Protection Agreements, the NEOs are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2023, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2023 Summary Compensation Table as 2023 compensation.
(3)	Represents the estimated value of continued welfare benefits that all NEOs would be entitled to receive upon a qualifying termination of employment.
(4)	Represents the maximum value of outplacement services that all NEOs would be entitled to receive upon a qualifying termination of employment.

Potential Payments Upon Death or Disability Table

Name	Severance Payment ($)(1)	Value of Accelerated Equity Awards ($)(2)	Aggregate Payments ($)
Christine A. Leahy	—	14,758,373	14,758,373
Albert J. Miralles	—	4,912,511	4,912,511
Sona Chawla	—	5,982,914	5,982,914
Christina M. Corley	—	5,982,914	5,982,914
Frederick J. Kulevich	—	3,112,459	3,112,459

(1)	The NEOs are entitled to a pro rata bonus based on target for the year in which termination occurs upon death or a termination due to disability. Because the SMIP bonus is considered earned as of December 31, 2023, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2023 Summary Compensation Table as 2023 compensation.
(2)	Represents the value of the accelerated vesting of the 2023, 2022 and 2021 stock option awards, the 2021 RSUs granted to Mr. Miralles and the 2023 and 2022 PSUs, assuming target achievement of the applicable performance goals upon death or a termination due to disability. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $227.32 on December 29, 2023. Excluded from this column are the 2021 PSUs that vested based upon Company performance and continued service of the NEO through December 31, 2023 and which are reflected in the 2023 Option Exercises and Stock Vested Table.

Potential Payments Upon Retirement Table(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Aggregate Payments ($)
Christine A. Leahy	—	10,286,681	10,286,681
Albert J. Miralles	—	—	—
Sona Chawla	—	—	—
Christina M. Corley	—	4,255,015	4,255,015
Frederick J. Kulevich	—	2,175,196	2,175,196

(1)	As noted above, the terms of our outstanding equity awards include retirement vesting provisions and, as of December 31, 2023, Mss. Leahy and Corley and Mr. Kulevich were eligible for retirement vesting under such equity awards.
(2)	The NEOs may receive, at the Compensation Committee’s discretion, a pro rata bonus for the year of retirement. Because the SMIP bonus is considered earned as of December 31, 2023, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2023 Summary Compensation Table as 2023 compensation.
(3)	Represents the value of the continued vesting of the 2023, 2022 and 2021 stock option awards and the pro rata vesting of the 2023 and 2022 PSUs, assuming target achievement of the applicable performance goals upon retirement and continued compliance with noncompetition, nonsolicitation and confidentiality restrictive covenants during the vesting period. The value of the vesting of the equity awards reported in this table is based upon our closing stock price of $227.32 on December 29, 2023. Excluded from this column are the 2021 PSUs that vested based upon Company performance and continued service of the NEO through December 31, 2023 and which are reflected in the 2023 Option Exercises and Stock Vested Table.

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Potential Payments Upon a Qualifying Termination of Employment Following a Change in Control(1)

Name	Severance Payment ($)(2)	Value of Accelerated Equity Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Christine A. Leahy	6,432,683	14,758,373	37,616	30,000	21,258,672
Albert J. Miralles	3,861,600	4,912,511	51,515	30,000	8,855,626
Sona Chawla	3,453,467	5,982,914	42,188	30,000	9,508,569
Christina M. Corley	3,453,467	5,982,914	47,232	30,000	9,513,613
Frederick J. Kulevich	2,297,233	3,112,459	47,368	30,000	5,487,060

(1)	A qualifying termination means termination of the NEO’s employment following a change in control (1) by the Company other than (A) for “cause,” (B) the NEO’s death or (C) the NEO’s disability, or (2) by the NEO for good reason. Under the terms of the Compensation Protection Agreements, if the payments and benefits to a NEO under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the NEO receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Compensation Protection Agreements.
(2)	Amounts reported in this column represent two times the sum of (i) the NEO’s base salary and (ii) the NEO’s average SMIP bonus for each of the three fiscal years ending prior to the change in control (or such shorter period of time if the NEO has been employed by the Company for less than three full calendar years or target opportunity if the NEO has been employed for less than one year). Under the Compensation Protection Agreements, the NEOs are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2023, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2023 Summary Compensation Table as 2023 compensation.
(3)	Represents the value of equity awards that would become vested upon a qualifying termination of employment within two years following a change in control or upon a change in control in which the outstanding awards are not effectively assumed, assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $227.32 on December 29, 2023.
(4)	Represents the estimated value of continued welfare benefits that all NEOs would be entitled to receive upon a qualifying termination of employment.
(5)	Represents the maximum value of outplacement services that all NEOs would be entitled to receive upon a qualifying termination of employment.

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Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our coworkers to the annual total compensation of Ms. Leahy, our Chair, President and Chief Executive Officer. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2023,

•	The median of the annual total compensation of all of our coworkers, other than Ms. Leahy, was $105,264.
•	Ms. Leahy’s annual total compensation, as reported in the Total column of the 2023 Summary Compensation Table, was $9,020,376.
•	Based on this information, the ratio of the annual total compensation of Ms. Leahy to the median of the annual total compensation of all coworkers is estimated to be 86 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Identification of Median Coworker

As permitted under the SEC executive compensation disclosure rules, we are electing to use the same median employee that we used for purposes of preparing our 2021 pay ratio disclosure. Since December 1, 2021 (the date used to select the 2021 median employee), there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. For purposes of identifying the median coworker from our 2021 coworker population base of approximately 13,800 coworkers, we considered the gross cash compensation of all of our coworkers, as compiled from our payroll records. We selected gross cash compensation as it represents the principal form of compensation delivered to all of our coworkers and is readily available in each country. In addition, we measured compensation for purposes of determining the median coworker using the 12-month period ending December 1, 2021. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

Pay Versus Performance

Provided below is the Company’s “Pay Versus Performance” disclosure as required pursuant to Item 402(v) of Regulation S-K under the Exchange Act. As required by Item 402(v), we have included:

•	A list of the most important measures that our Compensation Committee used in 2023 to link pay calculated in accordance with Item 402(v) (referred to as “Compensation Actually Paid” or “CAP”) to Company performance;
•	A table that discloses the total compensation of our NEOs as presented in the Summary Compensation Table (“SCT”), CAP for our NEOs and specified performance measures for the 2020 to 2023 period; and
•	Graphs and narratives that describe:
—	the relationship between our cumulative total shareholder return (“TSR”) and the TSR of the S&P 500 IT Index (“Peer Group TSR”); and
—	the relationship between CAP and our TSR;
—	the relationship between CAP and adjusted EPS, which is our Company Selected Measure (“CSM”); and
—	the relationship between CAP and Net Income.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, the Compensation Committee does not use CAP as a basis for making compensation decisions. Please refer to the CD&A section of this proxy statement for a discussion of our executive compensation program objectives and the ways in which we design our program to align executive compensation with Company performance.

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Performance Measures Used to Link Company Performance and CAP to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important measures used by the Company to link CAP for the NEOs in 2023. Please see the CD&A for a further description of these metrics, including how they are calculated for incentive purposes, and how they are used in the Company’s executive compensation program, including the SMIP and 2023 long-term incentive program.

Measure
CDW Stock Price
Adjusted EPS
Adjusted FCF
Non-GAAP Operating Income

Pay Versus Performance Table

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:(4)
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($) (In Millions)	Adjusted EPS ($)(6)
2023	9,020,376	15,920,805	3,150,463	5,475,996	166.67	210.85	1,104.3	9.88
2022	11,115,822	8,268,497	4,086,715	3,268,287	129.37	134.82	1,114.5	9.86
2021	8,943,903	31,050,119	4,110,659	10,625,364	146.60	189.64	988.6	7.96
2020	6,342,674	7,997,553	2,621,777	3,090,886	93.45	142.21	788.5	6.59

(1)	Ms. Leahy has served as the Principal Executive Officer (“PEO”) for the entirety of 2023, 2022, 2021 and 2020 and our other NEOs for the applicable years were as follows:
•	2022 and 2023: Albert J. Miralles; Sona Chawla; Christina M. Corley; and Frederick J. Kulevich.
•	2021: Albert J. Miralles; Sona Chawla; Christina M. Corley; Elizabeth H. Connelly; and Collin B. Kebo.
•	2020: Collin B. Kebo; Sona Chawla; Christina M. Corley; Douglas E. Eckrote; Mark C. Chong; and Elizabeth H. Connelly

(2)	Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in the case of Ms. Leahy and (ii) the average of the total compensation reported in the SCT for the applicable year for our other NEOs reported for the applicable year other than Ms. Leahy.
(3)	To calculate CAP, adjustments were made to the amounts reported in the SCT for the applicable year. The CAP amounts from 2020 to 2022 have been updated from the amounts reported in the 2023 proxy statement to reflect the application of the performance modifier to dividend accruals as the dividend accruals were previously reported based on a target payout. The primary difference between the calculation of SCT total compensation and CAP relates to the calculation of stock and option awards:

SCT CALCULATION IS BASED ON:	CAP CALCULATION IS BASED ON:
Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year

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A reconciliation of the adjustments for Ms. Leahy and for the average of the other NEOs is set forth in the table below.

Year	Summary Compensation Table Total ($)(a)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year ($)(f)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Equals Compensation Actually Paid ($)
PEO
2023	9,020,376	(7,999,999)	8,165,402	3,658,558	—	3,076,468	—	15,920,805
2022	11,115,822	(7,036,821)	9,049,451	(2,192,164)	—	(2,667,791)	—	8,268,497
2021	8,943,903	(5,573,117)	12,234,207	11,647,411	—	3,797,715	—	31,050,119
2020	6,342,674	(4,099,541)	6,610,535	379,714	—	(1,235,829)	—	7,997,553
Other NEOs (Average)(h)
2023	3,150,463	(2,509,987)	2,561,884	1,261,578	—	1,012,058	—	5,475,996
2022	4,086,715	(2,374,897)	3,055,924	(756,115)	—	(743,340)	—	3,268,287
2021	4,110,659	(2,348,185)	4,375,342	3,628,212	—	859,336	—	10,625,364
2020	2,621,777	(1,488,976)	2,337,627	56,279	—	(435,821)	—	3,090,886
(a)	Represents Total Compensation as reported in the SCT for the indicated fiscal year. For the other NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, calculated in accordance with ASC718. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts.
(c)	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent the same methodology used to determine the grant date fair value of the awards. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts.
(d)	Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent the same methodology used to determine the grant date fair value of the awards. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts.
(e)	Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights, and reflects the actual attainment level for the PSUs that vested on December 31st of the applicable year, as discussed in the CD&A with respect to the PSUs that vested on December 31, 2023.
(f)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights.
(g)	Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.
(h)	See footnote 1 above for the NEOs included in the average for each year.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)	The TSR Peer Group consists of S&P 500 IT Index.
(6)	The Company determined that adjusted EPS is the most important financial performance measure used to link CAP to Company performance given it impacts the vesting of 50% of the PSUs and also encompasses non-GAAP operating income performance, the primary financial measure under our SMIP. In addition, we believe that over the long-term, our earnings per share is the most significant driver of CDW’s stock price performance, which impacts the value of equity awards granted to the NEOs, the largest component of our executive compensation program. Adjusted EPS is defined as non-GAAP net income plus/minus extraordinary, non-recurring items divided by the weighted average common shares outstanding on a diluted basis. For purposes of determining adjusted EPS, non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation and associated taxes, losses or gains from the extinguishment of debt and acquisition and integration expenses. The amount reported for each reporting year in this table represents the adjusted EPS, as calculated for the first year of the PSU performance cycle that commenced in the applicable reporting year.

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Relationship Between Pay and Performance

As discussed in our CD&A, our executive compensation program is designed to drive sustained meaningful profitable growth and stockholder value creation. We believe our executive compensation programs are well designed and aligned to stockholder interests. The CAP for each of our NEOs is reflective of our stock price performance over time as well as varying levels of achievement under our annual and long-term incentive programs.

1. TSR: Company versus Peer Group

As shown in the chart below, the Company’s four-year cumulative TSR for the period of 2020-2023 is less than the four-year cumulative TSR for companies included in our peer group TSR.

Cumulative Total Shareholder Return:
Company vs. Peer Group

2. CAP Versus TSR

As shown in the chart below, the PEO’s and other NEOs’ CAP amounts align with the Company’s TSR over the four-year period reported in the chart. This is due primarily to the Company’s use of long-term incentives, the value of which are tied directly to stock price. As described in more detail in the CD&A, for 2023, 70% of the PEO’s target compensation is comprised on long-term incentives, including stock options and PSUs.

CDW CAP
vs. Total Shareholder Return

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3. CAP Versus Adjusted EPS (Company Selected Measure)

The chart below demonstrates the relationship between CAP amounts for our PEO and our other NEOs and our adjusted EPS for the applicable fiscal year. Variations in the CAP amounts for our PEO and other NEOs are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time. Adjusted EPS is viewed as the most important financial measure to link CAP and Company performance given it impacts the vesting of 50% of the PSUs and it also encompasses non-GAAP operating income performance, the primary financial measure under our SMIP. In addition, we believe that over the long-term, our earnings per share is the most significant driver of CDW’s stock price performance, which impacts the value of equity awards granted to the PEO and other NEOs, the largest component of our executive compensation program.

CDW CAP vs. Adjusted EPS

4. CAP Versus Net Income

The chart below demonstrates the relationship between CAP amounts for our PEO and our other NEOs and our net income. Variations in the CAP amounts for our PEO and other NEOs are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time.

CDW CAP vs. Net Income

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Equity Compensation Plan Information

The following table provides information as of December 31, 2023 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2023	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders	4,645,006	(1)	$126.40	(2)	7,414,552	(3)
Equity Compensation Plans Not Approved by Shareholders	—		—		—
Total	4,645,006		$126.40		7,414,552
(1)	Includes 3,190,946 shares issuable pursuant to outstanding stock options, 479,108 shares issuable pursuant to outstanding RSUs (includes 76,459 vested RSUs on which settlement into shares has been deferred by certain non-employee directors and shares issuable pursuant to RSUs acquired through the deemed reinvestment of dividend equivalents) and 974,952 shares issuable pursuant to outstanding PSUs (assumes maximum achievement of the applicable performance goals (equivalent to 517,176 PSUs at target) and includes shares issuable pursuant to PSUs acquired through the deemed reinvestment of dividend equivalents).
(2)	Excludes RSUs and PSUs that convert to shares of common stock from determination of Weighted Average Exercise Price.
(3)	Includes 715,096 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

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PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

Engagement of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, evaluation, retention and oversight of the work performed by the Company’s independent registered public accounting firm (“Independent Auditor”). The Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s Independent Auditor for 2024. EY has served as the Company’s Independent Auditor since 2011. The Audit Committee reviews the performance and independence of the Independent Auditor annually.

The Audit Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its stockholders. Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different Independent Auditor if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

In determining whether to reappoint the Independent Auditor, the Audit Committee annually considers several factors, including:

• Technical expertise;

• The quality and efficiency of work performed;

• The quality of discussions and feedback;

• Management’s input on EY’s overall performance;

• The mandatory rotation of the Independent Auditor’s lead engagement partner every five years;

• Data related to audit quality and performance, including recent PCAOB inspection reports on the firm;

• Independence and objectivity; and

• Reasonableness of fees

In conjunction with the mandated rotation of the Independent Auditor’s lead engagement partner, the Audit Committee and management are involved in the selection of EY’s lead engagement partner.

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Fees Paid to EY

The following is a summary and description of fees for services provided by EY in 2023 and 2022.

Global Fees

(In thousands)

	Years Ended December 31,
Service	2023	2022
Audit fees	$4,442	$4,247
Audit-related fees	35	33
Tax fees	15	593
Total fees	$4,492	$4,873

Audit Fees. Consists principally of fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Also includes services and procedures performed in connection with the Company’s securities offerings as well as other SEC filings, and statutory audits.

Audit-Related Fees. Consists of fees related to employee benefit plans.

Tax Fees. Consists principally of fees related to tax advice, tax compliance and tax due diligence.

Audit Committee Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

The services provided by EY were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the Independent Auditor and has determined, consistent with advice from EY, that the provision of such services has not adversely affected EY’s independence.

PROPOSAL 3: THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

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Audit Committee Report

The Audit Committee is comprised of five independent directors. The Committee operates under a written charter adopted by the Board, which is available on the Governance section of the Company’s Investor Relations website at investor.cdw.com.

Management is responsible for the Company’s financial statements and overall financial reporting process, including the Company’s internal controls. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The Independent Auditor is responsible for conducting an independent audit in accordance with generally accepted auditing standards and issuing an opinion on the accuracy of the Company’s consolidated financial statements. The independent registered public accounting firm also is responsible for issuing an attestation report on the effectiveness of the Company’s internal control over financial reporting based upon its audit. The Audit Committee is responsible for monitoring and oversight of these processes.

As part of its oversight responsibilities, the Audit Committee discusses with, and receives regular status reports from, the Independent Auditor and the head of the Company’s internal audit function (the “Internal Auditor”) on the overall scope and plans for their audits of the Company, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Independent Auditor, with and without management present, and with the Company’s Chief Financial Officer, Controller and Chief Accounting Officer, Internal Auditor, General Counsel, Chief Technology Officer and other members of management to discuss, among other things, the items noted below; the results of EY and the Internal Auditor’s audits of the Company; the quality of the financial reporting process; the performance of the Independent Auditor and the Internal Auditor; the Company’s compliance and ethics programs; enterprise risk management; and cybersecurity.

Prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC, the Audit Committee:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the Company’s financial condition and results of operations.
•	Reviewed and discussed with management and the Independent Auditor, the effectiveness of the Company’s internal control over financial reporting, including management’s report and the Independent Auditor’s attestation report on that topic.
•	Discussed with the Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and matters related to the fair presentation of the Company’s financial condition and results of operations, including critical accounting estimates and judgments.
•	Received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Independent Auditor the Independent Auditor’s independence. In considering the independence of the Independent Auditor, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described above.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

James A. Bell, Chair
Virginia C. Addicott
Kelly J. Grier*
Marc E. Jones
Donna F. Zarcone

*Appointed to the Committee as of July 31, 2023

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PROPOSAL 4

Stockholder Proposal Regarding Political Spending Disclosure

The following proposal has been submitted to the Company for action at the Annual Meeting by John Chevedden (the “Stockholder Proponent”). The Company will promptly provide the address of the Stockholder Proponent and the number of shares owned by the Stockholder Proponent upon request directed to the Company’s Corporate Secretary. This proposal will be voted on at our Annual Meeting if properly presented by the Stockholder Proponent or by a qualified representative on behalf of the Stockholder Proponent. As required by the SEC’s rules, we are presenting the proposal verbatim as it was submitted to us by the Stockholder Proponent. The Company is not responsible for the accuracy or content of the proposal. As described more fully in the statement in opposition, our Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

Stockholder Proposal

Resolved, Shareholders request that CDW provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.	The identity of the recipient as well as the amount paid to each; and
b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As a long-term shareholder of CDW, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations – groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.

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The Conference Board’s 2021 “Under a Microscope” report details these risks, recommends the process suggested in this proposal, and warns “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity – and the risks that come with it – into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions – and other forms of activity – are at odds with core company values.”

This proposal asks CDW to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes – and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including Cognizant Technology Solutions Corp., Intel Corp., and Accenture PLC, which present this information on their websites.

Without knowing the recipients of our company’s political dollars CDW shareholders cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Thus it will be a best practice for CDW to expand its political spending disclosure.

Board of Directors’ Statement in Opposition to the Stockholder Proposal

Our Board of Directors has carefully considered this stockholder proposal, and while the Board generally supports the proposal’s stated objectives of transparency and accountability, it believes that the proposal is not in the best interests of the Company or our stockholders for the reasons outlined below. For the reasons set forth below, our Board unanimously recommends a vote AGAINST this proposal.

We have a formal policy against making political contributions.

We have a long-standing practice not to make direct or indirect contributions or expenditures for purposes of participating or intervening in any campaign on behalf of, or in opposition to, any candidate for public office or influencing the general public with respect to any election or referendum. Further, we do not have a Political Action Committee and do not donate to any Political Action Committee. As set forth in the section Political Contributions: Reaffirming our Long-standing Practice Against Political Contributions, we formalized this practice with the adoption of the CDW Political Contribution Policy, a copy of which is posted on the ESG Disclosures page at cdw.com/esg.

We think participation in political activities is a practice that is best left to individuals acting in their own private capacity and, as such, we encourage all our coworkers, directors and officers to participate in community and political activities on an individual basis, if they so wish, provided they do so in accordance with applicable laws and CDW policies. Those who do participate in community and political activities do so as individual citizens and not as representatives of our Company. Specifically, the CDW Political Contributions Policy states:

“CDW encourages all coworkers to pursue personal interests, including active participation in their communities, and to exercise their rights to vote. If CDW coworkers choose to participate in political activity, they do so on their own behalf and not as company representatives. Any such participation must take into account applicable laws and CDW policies, including The Way Code. As noted in the Code, CDW’s name, assets and resources may not be used for the purposes of a coworker’s political activities.”

This approach underscores our commitment to ethical and compliant engagement with political matters, while also highlighting the importance of personal accountability in such activities. CDW’s Ethics and Compliance and Legal Department jointly oversee compliance with the CDW Political Contributions Policy.

Our participation in trade associations is for non-political purposes.

The CDW Political Contributions Policy also covers our participation in industry groups and trade associations. We participate in certain industry groups and trade associations for many important reasons, including the opportunity to weigh in on industry-relevant topics so that our input is included in important decisions that may affect our business, coworkers, customers and stockholders. CDW may not support or align with every initiative and position of every association to which we belong; these associations are independent organizations that represent the interests of all members, who may have divergent views and interests. It is important to note that our policy not to make political contributions or expenditures set forth above extends to contributions to industry groups or trade associations intended for those purposes. Hence, our involvement in these organizations only reflects our commitment to participate in industry-relevant dialogue, and our expenditures, which are limited, are intended for non-political purposes only.

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We do not believe that the benefit of implementing the Proposal outweighs the resources required to publish and maintain a semiannual report that the Proposal requests.

Since we have a written, clearly-defined and publicly disclosed policy against the types of contributions addressed by the Proposal, and, given that our participation in industry trade associations is not driven by political purposes, we strongly believe the adoption of the Proposal is unnecessary. Furthermore, implementing the Proposal would impose undue costs and administrative burdens on the Company, without delivering any commensurate benefit or value to our stockholders. The associated expenses would involve upgrading our software systems with global capabilities and hiring additional staff in each region to monitor, collect and report information. Moreover, we do not believe that the immaterial amount of dues we pay to support certain trade associations for reasons unrelated to any of their political activities would provide meaningful information to our stockholders. Thus, we do not believe that committing corporate resources to implement the Proposal would be an appropriate allocation of corporate resources, increase stockholder value or provide stockholders with any meaningful information.

Conclusion

In summary, our Board of Directors opposes this Proposal 4 because the Board believes it is both unnecessary and not in the best interests of stockholders.

PROPOSAL 4: THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL REGARDING POLITICAL SPENDING DISCLOSURE.

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Frequently Asked Questions Concerning the Annual Meeting

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about April 10, 2024 to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on May 21, 2024, at 7:30 a.m. CDT, in a virtual-only meeting format at www.virtualshareholdermeeting.com/CDW2024, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice.

If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

What is “householding” and how does it affect me?

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the costs of printing and delivery and impact on the environment. Under such rules, only one Notice or, if paper copies are requested, only one proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate proxy statement and annual report or Notice for each account, please contact Broadridge Financial Solutions toll free at 1-866-540-7095. You may also write to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge by telephone or mail as indicated above.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote (1) to elect directors, (2) to approve, on an advisory basis, the compensation of our named executive officers, (3) to ratify the selection of the Company’s independent registered public accounting firm, and (4) upon the stockholder proposal, if properly presented at the Annual Meeting, regarding political spending disclosure. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation,” “Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm”, “Proposal 4—Stockholder Proposal Regarding Political Spending Disclosure.” The Board of Directors does not know of any other matters to be brought before the Annual Meeting.

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Who can attend the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 25, 2024, or their duly appointed proxies, are invited to attend the Annual Meeting. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/CDW2024 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. For beneficial holders who do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting. If you do not have access to a 16-digit control number, you may access the meeting as a guest by going to www.virtualshareholdermeeting.com/CDW2024, but you will not be able to vote during the meeting or ask questions.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at InvestorRelations@CDW.com.

Online check-in will begin at 7:15 a.m. CDT. We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the check-in process. We will post a recording of the entire meeting, including appropriate questions received during the meeting and the Company’s answers, on our Investor Relations website at investor.cdw.com as soon as practicable after the Annual Meeting.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions during the Annual Meeting by using the directions on the meeting website. We intend to answer questions submitted during the meeting which are pertinent to the Company and the meeting matters, as time permits. Guidelines for submitting questions during the meeting will be available at www.virtualshareholdermeeting.com/CDW2024.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual Annual Meeting or during the meeting time, please call the technical support number that will be posted on the meeting website.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was March 25, 2024, are entitled to notice of, and to vote at, the Annual Meeting. As of March 25, 2024, there were 134,368,210 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

•	By telephone— Prior to the Annual Meeting, if you received printed copies of the proxy materials, you may use the toll-free telephone number shown on your proxy card;
•	Via the Internet—Prior to the Annual Meeting, you may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;
•	By mail—Prior to the Annual Meeting, you may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or
•	During the meeting—If you attend the virtual Annual Meeting using your 16-digit control number, you may vote during the meeting.

Voting instructions for stockholders of record are provided on the Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders, allow them to submit their proxies and confirm that their voting instructions have been properly recorded, and allow them to access the virtual Annual Meeting. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Monday, May 20, 2024.

If your shares are held through a broker, bank or other nominee, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institution’s voting procedures.

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What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the virtual meeting and vote via webcast, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

•	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061;
•	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or
•	Voting via webcast at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, via webcast or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

What if my shares are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, whether your broker can vote your shares will depend on the type of item being considered for vote:

•	Non-Discretionary Items. The election of directors, the advisory vote to approve named executive officer compensation and the vote on the stockholder proposal, if properly presented at the Annual Meeting, may not be voted on by your broker if it has not received voting instructions.
•	Discretionary Items. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

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How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of eleven director nominees named in this proxy statement. A majority of the votes cast at the meeting is required to elect each director nominee, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our Certificate of Incorporation requires the director to promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

Proposal 2: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Proposal 4: Vote on the stockholder proposal, if properly presented at the Annual Meeting, regarding political spending disclosure. The affirmative vote of a majority of the shares of common stock present and entitled to vote thereon is required to approve the stockholder proposal. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of proxies. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services.

We also may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

Additional Company Information

A copy of our 2023 Annual Report on Form 10-K is being furnished to stockholders concurrently herewith.

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Stockholder Proposals for the 2025 Annual Meeting

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 11, 2024, unless the date of our 2025 Annual Meeting is more than 30 days before or after May 21, 2025, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2025 Annual Meeting. Any stockholder proposal submitted for inclusion in our proxy statement must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2025 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 21, 2025 nor later than February 20, 2025, unless the date of our 2025 Annual Meeting is more than 30 days before or after May 21, 2025, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the first public announcement of the date of the 2025 Annual Meeting and (2) the date which is 90 days prior to the date of the 2025 Annual Meeting. Such notice must contain the information required by our Bylaws.

Our Bylaws permit a stockholder, or a group of up to 20 stockholders, who have held at least 3% of our outstanding common stock continuously for at least 3 years to nominate and include in our proxy materials director nominees, constituting up to two individuals or 20% of our Board, whichever is greater, if the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. With respect to nominations submitted by a stockholder for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders, timely notice of a proxy access nomination must be received by us in accordance with our Bylaws no earlier than November 11, 2024 and no later than December 11, 2024, unless the date of our 2025 Annual Meeting is more than 30 days before or after May 21, 2025, in which case notice by the stockholder to be timely must be so delivered by the later of (1) the tenth day following the first public announcement of the date of the 2025 Annual Meeting and (2) the date which is 150 days prior to the date of the 2025 Annual Meeting. Such notice must contain the information required by our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22 , 2025.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the virtual meeting via webcast, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Frederick J. Kulevich

Senior Vice President, General Counsel

& Corporate Secretary

and Interim Chief People Officer

April 10, 2024

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Appendix A

NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

We have included reconciliations of Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share, Free cash flow and Adjusted free cash flow for the years ended December 31, 2023 and 2022 below. Non-GAAP operating income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated payroll taxes, acquisition and integration expenses, transformation initiatives and workplace optimization. Non-GAAP operating income margin is defined as Non-GAAP operating income as a percentage of Net sales. Non-GAAP net income excludes, among other things, charges related to acquisition-related intangible asset amortization, equity-based compensation, acquisition and integration expenses, transformation initiatives, workplace optimization and the associated tax effects of each. Free cash flow is defined as cash flows provided by operating activities less capital expenditures. Adjusted free cash flow is defined as Free cash flow adjusted to include certain cash flows from financing activities incurred in the normal course of operations or as capital expenditures.

Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share, Free cash flow and Adjusted free cash flow are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial condition that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). Non-GAAP measures used by management may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

We believe that Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income and Non-GAAP net income per diluted share provide analysts, investors and management with useful information regarding the underlying operating performance of our business, as they remove the impact of items that management believes are not reflective of underlying operating performance. Management uses these measures to evaluate period-over-period performance as management believes they provide a more comparable measure of the underlying business. We also present Free cash flow and Adjusted free cash flow as we believe these measures provide more information regarding our liquidity and capital resources. Certain non-GAAP financial measures are also used to determine certain components of performance-based compensation.

NON-GAAP OPERATING INCOME AND NON-GAAP OPERATING INCOME MARGIN

	Year Ended December 31,
(dollars in millions) (unaudited)	2023	% of Net sales	2022	% of Net sales
Operating income, as reported	$1,680.9	7.9%	$1,735.2	7.3%
Amortization of intangibles(i)	154.4		167.9
Equity-based compensation	93.7		91.1
Acquisition and integration expenses	30.0		48.3
Transformation initiatives(ii)	27.1		6.3
Workplace optimization(iii)	47.7		—
Other adjustments	5.3		1.7
Non-GAAP operating income	$2,039.1	9.5%	$2,050.5	8.6%
(i)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.
(ii)	Includes costs related to strategic transformation initiatives focused on optimizing various operations and systems.
(iii)	Includes costs related to the workforce reduction program and charges related to the reduction of our real estate lease portfolio.

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NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE

	Year Ended December 31, 2023				Year Ended December 31, 2022
(dollars and shares in millions, except per-share amounts) (unaudited)	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate	Net Income % Change
US GAAP, as reported	$1,450.2	$(345.9)	$1,104.3	23.9%	$1,487.8	$(373.3)	$1,114.5	25.1%	(0.9)%
Amortization of intangibles(ii)	154.4	(40.2)	114.2		167.9	(44.6)	123.3
Equity-based compensation	93.7	(47.6)	46.1		91.1	(30.4)	60.7
Acquisition and integration expenses	30.0	(7.8)	22.2		48.3	(12.4)	35.9
Transformation initiatives(iii)	27.1	(7.1)	20.0		6.3	(1.6)	4.7
Workplace optimization(iv)	47.7	(12.4)	35.3		—	—	—
Net loss on extinguishment of long-term debt	—	—	—		1.6	(0.4)	1.2
Other adjustments	5.3	(1.2)	4.1		1.7	(0.5)	1.2
Non-GAAP	$1,808.4	$(462.2)	$1,346.2	25.6%	$1,804.7	$(463.2)	$1,341.5	25.7%	0.4%
US GAAP net income per diluted share			$8.10				$8.13
Non-GAAP net income per diluted share			$9.88				$9.79
Shares used in computing US GAAP and Non-GAAP net income per diluted share			136.3				137.0

(i)	Income tax on non-GAAP adjustments includes excess tax benefits associated with equity-based compensation.
(ii)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.
(iii)	Includes costs related to strategic transformation initiatives focused on optimizing various operations and systems.
(iv)	Includes costs related to the workforce reduction program and charges related to the reduction of our real estate lease portfolio.

FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Year Ended December 31,
(dollars in millions) (unaudited)	2023	2022
Net cash provided by operating activities	$1,598.7	$1,335.9
Capital expenditures	(148.2)	(127.8)
Free cash flow	1,450.5	1,208.1
Net change in accounts payable – inventory financing	(23.7)	84.6
Adjusted free cash flow(i)	$1,426.8	$1,292.7
(i)	Defined as Cash flows provided by operating activities less capital expenditures, adjusted to include cash flows from financing activities that relate to the purchase of inventory.

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Appendix B

Forward-Looking Statements

This proxy statement includes statements regarding management’s expectations for our future performance and other events that are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results or other events to differ materially from those described in such statements. For a discussion of forward-looking statements and factors that could cause our actual performance to differ materially from these expectations, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in CDW’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. CDW undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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CDW LEADERSHIP

Board of Directors

Virginia C. Addicott

Retired President and Chief Executive Officer,
FedEx Custom Critical

James A. Bell

Retired Executive Vice President,
Corporate President and Chief Financial Officer,
The Boeing Company

Lynda M. Clarizio

Co-Founder and General Partner of The 98 and
Former Executive Vice President, Strategic Initiatives,
The Nielsen Company (US), LLC

Anthony R. Foxx

Former United States Secretary of Transportation

Kelly J. Grier

Retired US Chair and Managing Partner (CEO),
Ernst & Young LLP

Marc E. Jones

Chairman, President and Chief Executive Officer,
Aeris Communications, Inc.

Christine A. Leahy

Chair, President and Chief Executive Officer,
CDW Corporation

Sanjay Mehrotra

President and Chief Executive Officer,
Micron Technology, Inc.

David W. Nelms

Lead Independent Director of the Board,
CDW Corporation;
Retired Chairman and Chief Executive Officer,
Discover Financial Services, Inc.

Joseph R. Swedish

Retired Chairman, President and Chief Executive Officer,
Anthem, Inc.

Donna F. Zarcone

Retired President and Chief Executive Officer,
The Economic Club of Chicago

Executive Committee

Christine A. Leahy

Chair, President and Chief Executive Officer

Sona Chawla

Chief Growth and Innovation Officer

Mark C. Chong

Senior Vice President, Product and Partner Management

Elizabeth H. Connelly

Senior Vice President, Vertical Markets

Christina M. Corley

Chief Commercial and Operating Officer

Michael S. Drory

Senior Vice President, Strategy and Corporate Development

Andrew J. Eccles

Senior Vice President, Integrated Technology Solutions

Robert F. Kirby

Senior Vice President, Public Sales

Frederick J. Kulevich

Senior Vice President, General Counsel & Corporate Secretary and Interim Chief People Officer

Albert J. Miralles

Senior Vice President and Chief Financial Officer

Aletha C. Noonan

Senior Vice President, Corporate Sales

Anand J. Rao

Senior Vice President, Chief Marketing and Digital Officer

Sanjay Sood

Senior Vice President and Chief Technology Officer

Conor J. Waddell

Senior Vice President, Integrated Technology Solutions

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CDW Corporation
200 N. Milwaukee Avenue
Vernon Hills, Illinois 60061

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CDW

CDW CORPORATION
200 N. MILWAUKEE AVENUE
VERNON HILLS, IL 60061

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDW2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36961-P05199 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDW CORPORATION

The Board of Directors recommends you vote FOR the following eleven Directors (Term to Expire at 2025 Annual Meeting):

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Virginia C. Addicott	☐	☐	☐
1b. James A. Bell	☐	☐	☐
1c. Lynda M. Clarizio	☐	☐	☐
1d. Anthony R. Foxx	☐	☐	☐
1e. Kelly J. Grier	☐	☐	☐
1f. Marc E. Jones	☐	☐	☐
1g. Christine A. Leahy	☐	☐	☐
1h. Sanjay Mehrotra	☐	☐	☐
1i. David W. Nelms	☐	☐	☐
1j. Joseph R. Swedish	☐	☐	☐
1k. Donna F. Zarcone	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐
3. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.	**For**	**Against**	**Abstain**
4. To consider and act upon the stockholder proposal, if properly presented at the meeting, regarding political spending disclosure.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V36962-P05199

CDW CORPORATION
Annual Meeting of Stockholders
May 21, 2024
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frederick J. Kulevich and Albert J. Miralles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CDW Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m., CDT, on May 21, 2024, to be held virtually at: www.virtualshareholdermeeting.com/CDW2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSON(S) NAMED ABOVE WILL VOTE IN THEIR DISCRETION. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Continued and to be signed on reverse side